Exhibit 10.1

PURCHASE AND SALE AGREEMENT

by and between

OVERLOOK RIDGE PHASE I, L.L.C. and OVERLOOK RIDGE PHASE IB, L.L.C.,
each a Delaware limited liability company

and

MACK-CALI REALTY ACQUISITION CORP., a Delaware corporation

Property Name:  Alterra at Overlook Ridge

Location:  11 Overlook Ridge Drive, Revere MA 02151

Effective Date:  January 17, 2013

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made to be effective as of January 17, 2013 (the “Effective Date”) by and between OVERLOOK RIDGE PHASE I, L.L.C. and OVERLOOK RIDGE PHASE IB, L.L.C., each a Delaware limited liability company (collectively, “Seller”), and MACK-CALI REALTY ACQUISITION CORP., a Delaware corporation (“Buyer”).

W I T N E S S E T H:

In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:

ARTICLE 1 - CERTAIN DEFINITIONS

In addition to terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

“Business Day” shall mean any day other than Saturday, Sunday, any Federal holiday, or any holiday in the State in which the Phase I Property and Phase IB Property is located.  If any period expires or action is to be taken on a day which is not a Business Day, the time frame for the same shall be extended until the next Business Day.

“Buyer’s Representatives” shall mean Buyer and any officers, directors, employees, agents, consultants, representatives, attorneys or any direct or indirect owner (other than shareholders in Mack-Cali Realty Corp.) of any beneficial interest in Buyer, but only if the same conduct due diligence.

“Closing” shall mean each closing of the Transaction with respect to the Phase I Property and Phase IB Property, as applicable.

“Closing Date” shall mean the day that the Transaction closes, which shall not be later than the Scheduled Closing Date, as applicable.

“Closing Documents” shall mean all documents executed and delivered by Buyer or Seller as required by Section 6.2 and Section 6.3 or as otherwise executed and delivered by Buyer or Seller as part of the applicable Closing.

“Contracts” shall mean the contracts, equipment leases, and other agreements relating to the Phase I Property and Phase IB Property, as applicable, that are described in Exhibit B attached hereto, together with any additional contracts, equipment leases and agreements and any modifications of any of the foregoing that are entered into in accordance with the terms of Section 8.1.

“deemed to know” (or words of similar import) shall have the following meaning:  Buyer and the Buyer’s Representatives shall be “deemed to know” any fact, circumstance or information or shall have “deemed knowledge” of the same to the extent (a) any Buyer’s Representative has actual knowledge of a particular fact or circumstance or information that is inconsistent with any Seller’s Warranty, or (b) this Agreement, the Closing Documents executed by Seller, the documents and materials with respect to the Phase I Property and Phase IB Property delivered or made available to any Buyer’s Representative in connection with the Transaction, or any reports prepared or obtained by any Buyer’s Representatives in connection with Buyer’s due diligence discloses a particular fact or circumstance or contains information which is inconsistent with any Seller’s Warranty.  For purposes of this Agreement, documents and materials shall be deemed to have been “made available” to Buyer’s Representatives only if the same are located at a designated physical or on-line location.

“Deposit” shall mean (a) with respect to the Phase I Property, the sum of ONE MILLION DOLLARS ($1,000,000.00) together with any interest earned thereon and (b) with respect to the Phase IB Property, the LC (defined in Section 2.5 below).

“Due Diligence Period” shall mean the period commencing on the Effective Date and expiring at 5:00 p.m. Eastern Time on January 8, 2013.

“Escrow Agent” shall mean Commonwealth Land Title Insurance Company, in its capacity as escrow agent, whose mailing address is 265 Franklin Street, 8th Floor, Boston, Massachusetts 02110, Attention: Debra L. Sollitto (telephone number:  212-973-4805;  e-mail address: dsollitto@cltic.com

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Fund” shall mean the PRISA.

“Laws” shall mean all municipal, county, State or Federal statutes, codes, ordinances, laws, rules or regulations.

“Leases” shall mean all leases for tenants of the Phase I Property and Phase IB Property, as applicable, listed on the then current Rent Roll (including, without limitation, all new Leases entered after the Effective Date in accordance with Section 8.1).

“Liabilities” shall mean, collectively, any and all conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.

“Owner’s Title Policy” shall mean an ALTA owner’s title insurance policy issued by the Title Company in the amount of the Purchase Price, with extended coverage (i.e. with general standard exceptions deleted), with respect to (i) taxes (except for taxes which are not yet due and payable which are apportioned hereunder), (ii) mechanic’s liens, (iii) survey matters disclosed on the Survey if and to the extent the Survey is delivered to the Title Company, and (iv) leases and parties in possession (which shall be replaced by a reference to “tenants under the leases described on the Rent Roll delivered at the applicable Closing, as tenants only”).

“Permitted Exceptions” shall mean and include all of the following, subject to the rights of Buyer to object to title and survey matters pursuant to Article 3:  (a) applicable zoning, building and land use Laws, (b) such state of facts as would be disclosed by a physical inspection of the Phase I Property and Phase IB Property, (c) the lien of taxes, assessments and other governmental charges or fees not yet due and payable, (d) any exceptions caused by any Buyer’s Representative, (e) any exception that the Title Company agrees to affirmatively insure over in accordance with the terms hereof to the satisfaction of Buyer in its sole discretion; provided, however, if Seller’s member Overlook Ridge Phase IB Holdings, L.L.C. or Overlook Ridge Holdings, L.L.C., respectively, or any of their respective affiliates had knowledge about the exception or caused such exception at the time it was recorded against the Phase I Property and/or Phase IB Property, Buyer must accept affirmative insurance over such exception, (f) the rights of the tenants under the Leases, as tenants only (g) any matters which Buyer is deemed to know about prior to the expiration of the Due Diligence Period unless Seller has agreed to Remove the same pursuant to Section 3.1, and (h) any matters deemed to constitute additional Permitted Exceptions under Section 3.1.  Permitted Exceptions shall not include any matters of record created by Seller in violation of Section 8.1.  Notwithstanding any provision to the contrary contained in this Agreement or any of the Closing Documents, any or all of the Permitted Exceptions may be omitted by Seller in the Deed (as hereinafter defined) without giving rise to any liability of Seller, irrespective of any covenant or warranty of Seller that may be contained in the Deed (which provisions shall survive the applicable Closing and not be merged therein).

“Phase I Property” shall mean the real estate legally described in Exhibit A-1, attached hereto, together with all improvements and fixtures located thereon and owned by Overlook Ridge Phase I, L.L.C. as of the applicable Closing and any rights, privileges and appurtenances pertaining thereto and all right, title and interest, if any, that the Seller may have in and to all rights, privileges and appurtenances pertaining thereto including all of the Seller’s right, title and interest, if any, in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto, including, as applicable to the Phase I Property, the “Personal Property” as defined in the Bill of Sale attached hereto as Exhibit E, the Leases, and the “Intangible Property” as defined in the Assignment Agreement attached hereto as Exhibit F.

“Phase IB Loan” shall mean that certain $52,000,000 loan made by Northwestern Mutual Life Insurance Company to Overlook Ridge Phase IB, LLC.

“Phase IB Property” shall mean the real estate legally described in Exhibit A-2, attached hereto, together with all improvements and fixtures located thereon and owned by Overlook Ridge Phase IB, L.L.C. as of the applicable Closing and any rights, privileges and appurtenances pertaining thereto and all right, title and interest, if any, that the Seller may have in and to all rights, privileges and appurtenances pertaining thereto including all of the Seller’s right, title and interest, if any, in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto, including, as applicable to the Phase IB Property, the “Personal Property” as defined in the Bill of Sale attached hereto as Exhibit E, the Leases, and the “Intangible Property” as defined in the Assignment Agreement attached hereto as Exhibit F.

“Plan” shall mean the employee benefit plans (as defined in Section 3(3) of ERISA) that invest in the Fund.

“Property Access Agreement” shall mean that certain Property Access Agreement dated as of January 17, 2013, by and between Seller and Buyer.

“Property Manager” shall mean Roseland Management Company, L.L.C.

“Protected Information” shall mean any books, records or files (whether in a printed or electronic format) that consist of or contain any of the following:  Seller’s organizational documents or files or records relating thereto; appraisals; budgets; strategic plans for the Phase I Property and Phase IB Property; internal analyses; information regarding the marketing of the Phase I Property and Phase IB Property for sale; submissions relating to obtaining internal authorization for the sale of the Phase I Property and Phase IB Property by Seller or any direct or indirect owner of any beneficial interest in Seller; attorney and accountant work product; attorney-client privileged documents; internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates and correspondence between or among such parties; or other information in the possession or control of Seller, Seller’s Property Manager or any direct or indirect owner of any beneficial interest in Seller which such party reasonably deems confidential, proprietary, or privileged.

“Prudential” shall mean The Prudential Insurance Company of America, a New Jersey corporation.

“PTE 90-1” shall mean Prohibited Transaction Exemption 90-1 granted by the U.S. Department of Labor.

“Remove” with respect to any exception to title shall mean that Seller causes the Title Company to remove of record or affirmatively insure over the same, without any additional cost to Buyer, whether such removal or insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise; provided, however, Seller shall only be permitted to cause the Title Company to insure over the following title exceptions:  (a) any liens evidencing monetary encumbrances that are bonded over, and (b) other title exceptions to the extent that Buyer consents thereto (which consent may be withheld, conditioned or delayed in Buyer’s sole discretion).

“Rent Roll” shall mean the rent roll for the Phase I Property and Phase IB property, as applicable, attached as Exhibit L and incorporated herein by this reference, and any update thereof.

“Required Removal Exceptions” shall mean, collectively, (a) liens evidencing monetary encumbrances including, without limitation, all liens of mortgages, deeds of trust, mechanics’ liens, attachments, judgments and any other liens that can be removed by the payment of a sum certain (other than liens for non-delinquent real estate taxes); or (b) title matters created by Seller, its agents or affiliates in violation of the terms of this Agreement; and (c) any exception to title that Seller has specifically agreed in writing to Remove pursuant to the terms of Section 3.1(c).

“Scheduled Closing Date” as applicable, shall mean, with respect to the Phase I Property, January 18, 2013 and with respect to the Phase IB Property, April 4, 2013.

“Seller Parties” shall mean and include, collectively, (a) Seller; (b) its counsel; (c) Seller’s Broker; (d) Seller’s Property Manager; (e) any direct or indirect owner of any beneficial interest in Seller; (f) any officer, director, employee, or agent of Seller, its counsel, Seller’s Broker, Seller’s Property Manager or any direct or indirect owner of any beneficial interest in Seller; and (g) any other entity or individual affiliated or related in any way to any of the foregoing.

“Seller’s Broker” shall mean CBRE, Inc.

“Seller’s Knowledge” or words of similar import shall refer only to the current actual knowledge of Collete English Dixon, an officer of Prudential Investment Management, Inc. responsible for the Transaction, and Tom Smith, the asset manager employed by Prudential Investment Management, Inc. with primary responsibility for the Phase I Property and Phase IB Property (collectively, the “Designated Representatives”) and shall not be construed to impose upon the Designated Representatives any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the materials delivered or made available to Buyer’s Representatives or the contents of files maintained by the Designated Representatives.  There shall be no personal liability on the part of the Designated Representatives arising out of any of the Seller’s Warranties.

“Seller’s Property Manager” shall mean the current manager of the Phase I Property and Phase IB Property, Roseland Management Company, L.L.C.

“Seller’s Warranties” shall mean Seller’s representations and warranties set forth in Section 7.2 and the Closing Documents executed by Seller for the benefit of Buyer, as such representations and warranties may be deemed modified or waived by Buyer pursuant to the terms of this Agreement.

“Survey” shall mean an ALTA survey of each of the Phase I Property and Phase IB Property prepared by a surveyor licensed in the State in which the Property is located.

“Title Commitment” shall mean a commitment to issue an owner’s policy of title insurance with respect to the Phase I Property and Phase IB Property, as applicable, issued by the Title Company.

“Title Company” shall mean Commonwealth Land Title Insurance Company.

“Transaction” shall mean the transaction contemplated by this Agreement.

ARTICLE 2 - SALE OF PROPERTY

Subject to the terms of this Agreement and the Closing Documents, Seller agrees to sell and Buyer agrees to purchase all of Seller’s right, title and interest in and to the Phase I Property and Phase IB Property.  In consideration therefor, Buyer shall pay to Seller ONE HUNDRED FORTY NINE MILLION TWO HUNDRED THOUSAND DOLLARS ($149,200,000.00) (the “Purchase Price”).  The Purchase Price shall be paid as follows:

2.1                               Payment of Deposit.  On the Effective Date and as a condition precedent to the effectiveness of this Agreement, Buyer shall pay the Deposit with respect to the Phase I Property to Escrow Agent and deliver the Deposit with respect to the Phase IB Property directly to Seller.

2.2                               Applicable Terms; Failure to Make Deposit.  The Deposit with respect to the Phase I Property shall be paid to Escrow Agent in immediately available funds.  Except as expressly otherwise set forth herein, the Deposit shall be applied against the Purchase Price allocable to the Phase I Property at the Closing with respect to the Phase I Closing and shall otherwise be held and delivered by Escrow Agent in accordance with the provisions of Exhibit C.  Notwithstanding any provision in this Agreement to the contrary, if Buyer fails to timely make the Deposit as provided herein, Seller may elect to terminate this Agreement, and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement.

2.3                               Cash at Closing.

(a)                                 On the Scheduled Closing Date with respect to the Phase I Property, Buyer shall (x) deposit into escrow with the Escrow Agent an amount equal to the balance of the Purchase Price in immediately available funds, as more particularly set forth in Section 6.1, as prorated and adjusted as set forth in Article 5, Section 6.1, or as otherwise provided under this Agreement, and (y) authorize and direct the Escrow Agent to simultaneously pay the Deposit into such escrow.

(b)                                 On the Scheduled Closing Date with respect to the Phase IB Property, Buyer shall deposit into escrow with the Escrow Agent an amount equal to the Purchase Price allocable to the Phase IB Property in immediately available funds, as prorated and adjusted as set forth in Article 5, Section 6.1, and Seller shall promptly return the original LC to Buyer.

2.4                               Allocation of Purchase Price.  The Purchase Price shall be allocated $61,250,000 for the purchase of the Phase I Property and $87,950,000 for the purchase of the Phase IB Property. All adjustments and prorations pursuant to Article 5 hereof shall be made on a per property basis. Whenever the term “Purchase Price” is used herein, it shall refer to the Purchase Price allocated to the Phase I Property, as applicable and the Purchase Price allocated to the Phase IB Property, as applicable.

2.5                               Letter of Credit. On or before the Effective Date and as a condition precedent to the effectiveness of this Agreement, Buyer shall deliver to Seller an irrevocable, unconditional, direct draw, sight draft letter of credit in the amount of $21,987,500 issued by a state or federally chartered bank acceptable to Seller and substantially in the form of Exhibit P hereto (“LC”). In the event the Closing shall not occur with respect to the Phase IB Property for any reason other than a Seller LC Default (defined below) or a termination by Buyer as permitted in Article 10 and Section 3.1(b), Seller shall have the right to draw down the full amount of the LC. “Seller LC Default” shall mean that on the Scheduled Closing Date for the Phase IB Property, (a) Seller has defaulted on any of its material obligations hereunder, or (b) any of Seller’s Warranties are, in the aggregate, untrue, inaccurate or incorrect in any material respect, and any such circumstance described in this sentence continues for five (5) Business Days after written notice (which written notice shall detail such default or breach) and in either case, neither Seller’s member Overlook Ridge Phase IB Holdings, L.L.C nor the Property Manager caused, directly or indirectly, such Seller default to occur.  On or before the execution of this Agreement, Buyer shall execute and deliver to the Title Company pursuant to escrow instructions, a release deed substantially in the form attached hereto as Exhibit Q and in the event the Closing with respect to the Phase IB Property does not occur and the LC is drawn down in the full amount thereof, such release shall be recorded in the land records where the Phase IB Property is located.  If (a) the Closing for the Phase IB Property does not occur and Seller is not entitled to draw on the LC or (b) the Closing for the Phase IB Property does occur, Seller shall promptly return the original LC to Buyer.

ARTICLE 3 - TITLE MATTERS

3.1                               Title Defects.

(a) Buyer shall obtain as soon as reasonably practicable and deliver a copy to Seller:  (x) the Title Commitment, (y) copies of all documents referred to on Schedule B of the Title Commitment as exceptions to coverage, and (z) the Survey.  Prior to the expiration of the Due Diligence Period, Buyer shall have the right, it its sole discretion, to object in writing to any title matters that appear on the Title Commitment, the Survey, and any updates thereto (whether or not such matters constitute Permitted Exceptions).  After the expiration of the Due Diligence Period, Buyer shall have the right, in Buyer’s sole discretion, to object in writing to any title matters which are not Permitted Exceptions if (i) such matters first appear on any update to the Title Commitment or Survey issued after the expiration of the Due Diligence Period, and (ii) such objection is made by Buyer within five (5) Business Days after such updated Title Commitment or Survey is received by Buyer (but, in any event, prior to the applicable Scheduled Closing Date).  Unless Buyer is entitled to and timely objects to such title matters, all such title matters shall be deemed to constitute additional Permitted Exceptions. If this Agreement is not terminated by Buyer in accordance with the provisions hereof, Seller shall, at the applicable Closing, Remove all Required Removal Exceptions.  If Seller is unable to Remove any Required Removal Exceptions prior to the applicable Closing, Buyer may at the applicable Closing elect to either (i) exercise Buyer’s rights under Section 9.2, or (ii) accept such exceptions to title and the applicable Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

(b)                                 With respect to any title objections that are not Required Removal Exceptions, Seller may elect to Remove any such exceptions to title and Seller may notify Buyer in writing within five (5) Business Days after receipt of Buyer’s notice of Buyer’s title objections (but, in any event, prior to the applicable Scheduled Closing Date) whether Seller elects to Remove the same.  Failure of Seller to respond in writing within such period shall be deemed an election by Seller not to Remove Buyer’s title objections. Any title objection that Seller elects in writing to Remove shall be deemed a Required Removal Exception. If Seller elects or is deemed to have elected not to Remove one or more of Buyer’s title objections (provided Seller shall not have the right to make this election with respect to any Required Removal Exception), then, within five (5) Business Days after Seller’s election or deemed election (but, in any event, prior to the applicable Scheduled Closing Date), Buyer may elect in writing to either (i) terminate this Agreement, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (ii) waive such title objections and proceed to applicable Closing without any reduction of or credit against the Purchase Price.  Failure of Buyer to respond in writing within such period shall be deemed an election by Buyer to waive such title objections and proceed to the applicable Closing.  Any such title objection so waived (or deemed waived) by Buyer shall constitute a Permitted Exception.

(c)                                  Seller shall have the right to replace the Title Company with another nationally recognized title insurance company reasonably satisfactory to Buyer if the Title Company fails or refuses to Remove any exceptions to title that Seller elects or is required to Remove.

3.2                               Title Insurance.  At the applicable Closing, the Title Company shall issue the Owner’s Title Policy to Buyer, insuring that title to the real property with respect to the Phase I Property and the Phase IB Property, as applicable, is vested in Buyer subject only to the Permitted Exceptions.  Buyer shall have the right to request that the Title Company provide endorsements to the Owner’s Title Policy, provided that (a) such endorsements shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements, and (c) the applicable Closing shall not be delayed as a result of Buyer’s request.

ARTICLE 4 - BUYER’S DUE DILIGENCE/AS-IS SALE

4.1                               Buyer’s Due Diligence.  All due diligence performed by Buyer’s Representatives shall be performed in accordance with and subject to the terms of that certain Property Access Agreement, dated as of January 17, 2013, by and between Seller and Buyer, which agreement is hereby incorporated herein and Buyer and Seller hereby ratify and confirm their respective obligations under the aforementioned agreement.  To the extent any provisions of the Property Access Agreement conflict with the provisions of this Agreement, the provisions of this Agreement shall control.  Buyer, in its sole and absolute discretion, may terminate this Agreement by written notice to Seller at any time prior to the expiration of the Due Diligence Period for any reason or no reason, and, in the event of such termination, neither Seller nor Buyer shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement and Buyer shall be entitled to the return of the Deposit.  In the event Buyer fails to terminate this Agreement prior to the expiration of the Due Diligence Period, Buyer shall be deemed to have waived its rights to terminate this Agreement in accordance with this section.

4.2                               As-Is Provisions.

4.2.1                     As-Is Sale.  Buyer acknowledges and agrees that:

(a)                                 Buyer has conducted, and shall continue to conduct during the Due Diligence Period, or waive its right to conduct, such due diligence as Buyer has deemed or shall deem necessary or appropriate.

(b)                                 The Phase I Property and Phase IB Property shall be sold, and Buyer shall accept possession of the Phase I Property and Phase IB Property as of the applicable Closing, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price, except as expressly set forth to the contrary in this Agreement and the Closing Documents.

(c)                                  Except for Seller’s Warranties, none of the Seller Parties shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Phase I Property and Phase IB Property, any matter set forth, contained or addressed in the materials delivered or made available to Buyer’s Representatives, including, but not limited to, the accuracy and completeness thereof, or the results of Buyer’s due diligence.

(d)                                 Buyer shall independently confirm to its satisfaction all information that it considers material to its purchase of the Phase I Property and Phase IB Property or the Transaction.

4.2.2                     Release.  By accepting the Deed and closing the Transaction, Buyer, on behalf of itself and its successors and assigns, shall thereby release each of the Seller Parties from, and waive any and all Liabilities against each of the Seller Parties for, attributable to, or in connection with the Phase I Property or Phase IB Property, as applicable, whether arising or accruing before, on or after the applicable Closing and whether attributable to events or circumstances which arise or occur before, on or after the applicable Closing, including, without limitation, the following:  (a) any and all statements or opinions heretofore or hereafter made, or information furnished, by any Seller Parties to any Buyer’s Representatives; and (b) any and all Liabilities with respect to the structural, physical, or environmental condition of the Phase I Property or Phase IB Property, as applicable, including, without limitation, all Liabilities relating to the release, presence, discovery or removal of any hazardous or regulated substance, chemical, waste or material that may be located in, at, about or under the Phase I Property or Phase IB Property, as applicable, or connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., or any related claims or causes of action (collectively, “Environmental Liabilities”); and (c) any implied or statutory warranties or guaranties of fitness, merchantability or any other statutory or implied warranty or guaranty of any kind or nature regarding or relating to any portion of the Phase I Property or Phase IB Property, as applicable.  Notwithstanding the foregoing, the foregoing release and waiver is not intended and shall not be construed as affecting or impairing any rights or remedies that Buyer may have against Seller with respect to (i) a breach of any of Seller’s Warranties, (ii) any of the obligations of Seller under this Agreement that expressly survive the applicable Closing, or (iii) any acts constituting fraud by Seller.

4.2.3                     Assumption of Liability.  By accepting the Deed and closing the Transaction, Buyer shall thereby assume and take responsibility and liability for the following:  (a) any and all Liabilities attributable to the Phase I Property or Phase IB Property, as applicable, to the extent that the same arise or accrue on or after the applicable Closing and are attributable to events or circumstances which arise or occur on or after the applicable Closing; and (b) any and all Liabilities with respect to the structural, physical or environmental condition of the Phase I Property or Phase IB Property, as applicable, whether such Liabilities are latent or patent, whether the same arise or accrue before, on or after the applicable Closing, and whether the same are attributable to events or circumstances which may arise or occur before, on or after the applicable Closing, including, without limitation, all Environmental Liabilities; and (c) any and all Liabilities that arose or accrued prior to the applicable Closing or are attributable to events which arose or occurred prior to the applicable Closing, but only if Buyer is deemed to know about the same on or before the applicable Closing (excluding Liability to the extent the same arise or accrue as a result of any tort claims); and (d) Intentionally Deleted; and (e) any and all Liabilities with respect to which Buyer receives a credit at the applicable Closing, but only to the extent of such credit.  Buyer acknowledges and agrees that the Liabilities to be assumed by Buyer pursuant to each of the foregoing clauses are intended to be independent of one another, so Buyer shall assume Liabilities described in each of the clauses even though some of those Liabilities may be read to be excluded by another clause.  With respect to those specific Liabilities in subsection (c) above that Buyer does not assume and take responsibility and liability for, Buyer shall be permitted to join Seller in any lawsuit filed against Buyer related thereto.

4.2.4                     Successors and Assigns.  The provisions of this Section 4.2 shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.2.5                     Reaffirmation and Survival.  The provisions of this Section 4.2 shall be deemed reaffirmed by Buyer by acceptance of the Deed and shall survive the applicable Closing.

4.3                               Limitation on Seller’s Liability.

4.3.1                     Maximum Aggregate Liability.  Notwithstanding any provision to the contrary contained in this Agreement or the Closing Documents, the maximum aggregate liability of the Seller Parties, and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with the Transaction, the Phase I Property and Phase IB Property, under this Agreement, and under all Closing Documents (including, without limitation, in connection with the breach of any of Seller’s Warranties for which a claim is timely made by Buyer) shall not exceed ONE MILLION SIX HUNDRED FORTY DOLLARS ($1,640,000.00) with respect to the Phase I Property and TWO MILLION THREE HUNDRED SIXTY DOLLARS ($2,360,000.00) with respect to the Phase IB Property.

4.3.2                     Liability Funds.  In order to assure Buyer that funds will be available to satisfy any such post-closing liability of Seller, Seller agrees to hold in the form of cash or cash equivalents, for a period of Two Hundred Seventy (270) days following applicable Closing, a portion of the net sale proceeds equal to the maximum aggregate liability cap allocable to each of the Phase I Property and the Phase IB Property (“Liability Funds”); provided that, if a good faith claim for such liability is made by Buyer within such 270-day period, then an amount equal to one hundred ten percent (110%) of the amount claimed in good faith (to the extent it does not exceed the maximum aggregate liability cap for the Phase I Property or Phase IB Property, as applicable) shall continue to be held as aforesaid beyond the expiration of such 270-day period until such time as the claim has been finally resolved by a court of competent jurisdiction (with all applicable appeal periods having expired without an appeal having been taken) or by agreement of the parties. Within ten (10) days after written request therefore from Buyer, Seller shall provide Buyer with a copy of a monthly bank account statement or the like, evidencing that Seller has access to the Liability Funds.

4.3.3                     Survival.  The provisions of this Section 4.3 shall survive each Closing (and not be merged therein) or any earlier termination of this Agreement.

ARTICLE 5 - ADJUSTMENTS AND PRORATIONS

5.1                               Proration of Income.

5.1.1                     Rents.  For purposes of this Agreement, “Rents” shall mean all rents and escalations due from the tenants of the Property under the Leases.  All collected Rents and other income from Phase I Property and Phase IB Property operations, as applicable, shall be prorated between Seller and Buyer as of 12:01 a.m. on the applicable Closing Date.  Rents or other income from Phase I Property and Phase IB Property operations, as applicable, not collected as of the applicable Closing shall not be prorated at the time of applicable Closing.

5.1.2                     Post-Closing Collections.  After each Closing, Buyer shall make a good faith effort to collect (without any obligation on the part of Buyer to take any action against any tenant) any Rents or other revenues not collected as of the applicable Closing on Seller’s behalf and to tender the same to Seller upon receipt; provided, however, all Rents collected by Buyer or Seller after the applicable Closing shall first be applied to all amounts due under the applicable Lease at the time of collection (i.e., current Rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. The terms of this section shall survive each Closing and not be merged therein.

5.1.3                     Cash Security Deposits.  At the applicable Closing, Seller shall give Buyer a credit for any unapplied refundable deposits or fees collected from tenants in possession at the applicable Closing, together with any accrued interest thereon if such deposits are required by law to accrue interest.

5.2                               Proration of Taxes and Other Property Expenses.

5.2.1                     Proration of Ad Valorem Taxes.  All general real estate and ad valorem taxes and other state, county or municipal taxes, charges and assessments affecting the Phase I Property and Phase IB Property, as applicable, will be prorated as of 12:01 a.m. on the applicable Closing Date, based on (if applicable) the maximum discount available for early payment.  In the event final, current bills for such taxes are not available at the applicable Closing, such taxes will be prorated on the basis of the taxes for most recent year for which final bills are available.

5.2.2                     Special Assessments.  Seller shall pay all installments of special assessments due and payable prior to the applicable Closing Date and Buyer shall pay all installments of special assessments due and payable on and after the applicable Closing Date; provided, however, if the owner of the Phase I Property or Phase IB Property has the election to pay any special assessment over time, Seller may elect to do so, which election shall be binding on Buyer.

5.2.3                     Other Property Operating Expenses.  Operating expenses for the Phase I Property and Phase IB Property, as applicable, shall be prorated as of 12:01 a.m. on the applicable Closing Date.  Seller shall be liable for all utility charges and other operating expenses attributable to the Phase I Property and Phase IB Property, as applicable, prior to, but not including the applicable Closing Date (except for those utility charges and operating expenses payable by tenants in accordance with the Leases) and Buyer shall be liable for all utility charges and other operating expenses attributable to the Phase I Property and Phase IB Property, as applicable, from and after the applicable Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the applicable Closing Date, a proration shall be made at the applicable Closing based on the last available reading and post-closing adjustments between Buyer and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive each Closing and not be merged therein.  Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Phase I Property and Phase IB Property, as applicable. Buyer shall arrange with such services and companies to have accounts opened in Buyer’s name beginning at 12:01 a.m. on the applicable Closing Date.

5.3                               Closing Costs.  Closing costs shall be allocated between Buyer and Seller in accordance with local custom.  For the avoidance of doubt:

(a)                                 Buyer shall pay the following closing costs:  (A) all premiums and charges of the Title Company for the title commitment and the Owner’s Title Policy (including any endorsements requested by Buyer) to be issued at the applicable Closing, (B) the cost of a survey, (C) all recording and filing charges in connection with the instrument by which Seller conveys the Phase I Property and Phase IB Property, as applicable, (D) all escrow or closing charges, (E) the commission due any broker representing Buyer, (F) all fees due its attorneys and all costs of Buyer’s due diligence, including fees due its consultants, (G) all lenders’ fees related to any financing to be obtained by Buyer.

(b)                                 Seller shall pay the following closing costs:  (A) the commission due Seller’s Broker, (B) all transfer taxes (also known as deed stamps or excise taxes), sales taxes and similar charges, if any, applicable to the transfer of the Phase I Property and Phase IB Property, as applicable, to Buyer, (C) all costs to record documents required in connection with the release or satisfaction of monetary liens, and (D) all fees due its attorneys; and (E) all costs incurred in connection with causing the Title Company to Remove any Required Removal Exceptions

The obligations of the parties under this section shall survive each Closing (and not be merged therein) or any earlier termination of this Agreement.

5.4                               Delayed Adjustment; Delivery of Financial Data.  No later than March 31 of the first calendar year following the year in which the applicable Closing occurs, Buyer shall prepare and present to Seller a recalculation of any and all amounts due or subject to proration under this Article 5 (taking into consideration any errors and changes necessary because of the lack of complete or accurate information as of the applicable Closing Date) as well as supporting documentation for such recalculation.  The parties shall make the appropriate adjusting payment between them within thirty (30) days after delivery of any such recalculation.  The provisions of this section shall survive each Closing and not be merged therein.

ARTICLE 6 - CLOSING

6.1                               Closing Mechanics.

(a)                                 The parties shall conduct an escrow-style closing through the Escrow Agent so that it will not be necessary for any party to attend the Closing.

(b)                                 Provided all conditions precedent to Seller’s obligations hereunder have been satisfied, Seller agrees to convey the Phase I Property and Phase IB Property, as applicable, to Buyer upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below.  Provided all conditions precedent to Buyer’s obligations hereunder have been satisfied, Buyer agrees to pay the amount specified in Section 2.3 by timely delivering the same to the Escrow Agent on the Scheduled Closing Date and unconditionally authorizing and directing the Escrow Agent no later than 1:00 p.m. Eastern Time on the Scheduled Closing Date to deposit the same in Seller’s designated account.  In addition, for each full or partial day after 1:00 p.m. Eastern Time on the Scheduled Closing Date that Buyer fails to comply with the foregoing, Buyer shall pay to Seller at Closing (and as a condition thereto) an amount equal to the per diem proration for one (1) day.

(c)                                  The items to be delivered by Seller or Buyer in accordance with the terms of Sections 6.2 or 6.3 shall be delivered to Escrow Agent no later than 5:00 p.m. Eastern Time on the last Business Day prior to the Scheduled Closing Date except that (i) the items in the paragraph entitled “Keys and Original Documents” shall be delivered by Seller at the Phase I Property and Phase IB Property, as applicable, or made available for pick-up from Seller’s Property Manager on the Closing Date, and (ii) the Purchase Price shall be delivered by Buyer in accordance with the terms of Section 6.1(b).

6.2                               Seller’s Closing Deliveries.  At each Closing, Seller shall deliver the following:

(a)                                 Deed.  A deed in the form of Exhibit D attached hereto (“Deed”), executed and acknowledged by the applicable Seller for each of the Phase I Property and Phase IB Property.

(b)                                 Bill of Sale.  A bill of sale in the form of Exhibit E attached hereto, executed by the applicable Seller for each of the Phase I Property and Phase IB Property.

(c)                                  Assignment Agreement.  An assignment and assumption of the Leases and Intangible Property, in the form of Exhibit F attached hereto (“Assignment Agreement”), executed by the applicable Seller for each of the Phase I Property and Phase IB Property, which shall include an updated Rent Roll as an Exhibit thereto.

(d)                                 Notice to Tenants.  A single form letter in the form of Exhibit G attached hereto, executed by the applicable Seller for each of the Phase I Property and Phase IB Property, duplicate copies of which shall be sent by Buyer after the applicable Closing to each tenant under the Leases.

(e)                                  Non-Foreign Status Affidavit.  A non-foreign status affidavit in the form of Exhibit H attached hereto, as required by Section 1445 of the Internal Revenue Code, executed by the applicable Seller for each of the Phase I Property and Phase IB Property.

(f)                                   Evidence of Authority.  Documentation to establish to the Title Company’s reasonable satisfaction the due authorization of Seller’s consummation of the Transaction, including Seller’s execution of this Agreement and the Closing Documents required to be delivered by Seller.

(g)                                  Other Documents.  A title affidavit in the form of Exhibit I-1 attached hereto, a gap indemnity in the form of Exhibit I-2 attached hereto, applicable transfer or sales tax filings, and such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction.

(h)                                 Shared Facilities Agreement. At the Closing for the Phase I Property, a shared facilities agreement in the form of Exhibit R attached hereto, executed by Seller.

(i)                                     Bringdown Certificate. A bringdown certificate of Seller’s Warranties certifying that all of Seller’s Warranties in this Agreement, as the same may be deemed modified as provided in Section 7.3, shall be true and correct in all material respects on and as of the applicable Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date.

(j)                                    Closing Statement.  A mutually acceptable form of a joint closing statement, setting forth the prorations and adjustments to the Purchase Price respecting the Phase I Property and Phase IB Property, as applicable, to be made pursuant to this Agreement (the “Closing Statement”), executed by the applicable Seller for each of the Phase I Property and Phase IB Property.

(k)                                 Keys and Original Documents.  Keys to all locks on the Phase I Property and Phase IB Property, as applicable, in Seller’s or Seller’s Property Manager’s possession and originals or, if originals are not available, copies, of all of the Leases, Contracts, and other Property documents, to the extent not previously delivered to Buyer.

6.3                               Buyer’s Closing Deliveries.  At each Closing, Buyer shall deliver the following:

(a)                                 Purchase Price.  The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at the applicable Closing.

(b)                                 Assignment Agreement.  The applicable Assignment Agreement, executed by Buyer.

(c)                                  Intentionally Deleted.

(d)                                 Evidence of Authority.  Documentation to establish to Seller’s reasonable satisfaction the due authorization of Buyer’s consummation of the Transaction, including Buyer’s execution of this Agreement and the Closing Documents required to be delivered by Buyer.

(e)                                  Other Documents.  Applicable transfer or sales tax filings and such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

(f)                                   Closing Statement.  The Closing Statement, executed by Buyer.

(g)                                  Shared Facilities Agreement. At the Closing for the Phase I Property, the Shared Facilities Agreement, executed by Buyer.

6.4                               Conditions to Buyer’s Obligations.  Buyer’s obligation to close the Transaction is conditioned on all of the following:

(a)                                 Representations True.  All Seller’s Warranties in this Agreement, as the same may be deemed modified as provided in Section 7.3, shall be true and correct in all material respects on and as of the applicable Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date.

(b)                                 Title Conditions Satisfied.  At the time of each Closing, title to the Phase I Property and Phase IB Property, as applicable, shall be as provided in Article 3 of this Agreement.

(c)                                  Seller’s Deliveries Complete.  Seller shall have delivered all of the documents and other items required pursuant to Section 6.2 and shall have performed all other material obligations to be performed by Seller at or prior to the applicable Closing.

6.5                               Conditions to Seller’s Obligations.  Seller’s obligation to close the Transaction is conditioned on all of the following:

(a)                                 Seller’s Corporate Approval.  The unconditional approval of the Transaction by the investment committee of Prudential Real Estate Investors, the real estate investment management business unit of The Prudential Insurance Company of America, which approval shall be obtained by the expiration of the Due Diligence Period and Seller shall provide notice thereof to Buyer promptly after the same is received. If this Agreement is terminated solely as a result of the fact that Seller is unable to obtain the approval referenced in this Section 6.5(a), Seller will reimburse Buyer for its reasonable, actual third party out-of-pocket direct transaction costs and expenses incurred in connection with the Transaction in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000).

(b)                                 Representations True.  All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the applicable Scheduled Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date.

(c)                                  Buyer’s Deliveries Complete.  Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in Section 6.3 and shall have performed all other material obligations to be performed by Buyer at or prior to the applicable Closing.

6.6                               Waiver of Failure of Conditions Precedent.  At any time on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition to its obligations hereunder.  By closing the Transaction, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in this Article 6 as to the Phase I Property or Phase IB Property, which is the subject of the applicable Closing, except to the extent that the same expressly survive the applicable Closing.  In the event any of the conditions set forth in this Article 6 are neither waived nor fulfilled, Seller or Buyer (as appropriate) may terminate this Agreement (subject to the notice and cure rights set forth in Article 9 and elsewhere in this Agreement) and exercise such rights and remedies, if any, that such party may have pursuant to the terms of Article 9.  If this Agreement is terminated as a result of the failure of any condition set forth in this Article 6 that is not also a default hereunder, then the Deposit shall be returned to Buyer and, thereafter, neither party shall have any further rights or obligations hereunder except for obligations which expressly survive termination of this Agreement. For purposes of Section 6.4(c) and Section 6.5(c) delivery of any documents required to be delivered pursuant to Section 6.2 and Section 6.3 shall be deemed “material” and the satisfaction of any requirement to pay money pursuant to a provision of this Agreement shall be deemed “material”.

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES

7.1                               Buyer’s Representations.  Buyer represents and warrants to Seller as follows:

7.1.1                     Buyer’s Authorization.  Buyer (a) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization, and (b) is authorized to execute this Agreement and consummate the Transaction and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Buyer and such instruments, obligations and actions are valid and legally binding upon Buyer, enforceable in accordance with their respective terms.  The execution and delivery of this Agreement and all Closing Documents to be executed by Buyer and the performance of the obligations of Buyer hereunder or thereunder will not (x) result in the violation of any Law or any provision of Buyer’s organizational documents, (y) conflict with any order of any court or governmental instrumentality binding upon Buyer, or (z) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Buyer is bound.

7.1.2                     Buyer’s Financial Condition.  No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar Laws.

7.1.3                     Patriot Act Compliance.  Other than any direct or indirect member or shareholder of Buyer which is a publicly traded company, neither Buyer nor any person, group, entity or nation that Buyer is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Buyer is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.  Buyer is not engaging in this Transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering.  None of the funds of Buyer have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Buyer is prohibited by Law or that the Transaction or this Agreement is or will be in violation of Law.  Buyer has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to the applicable Closing.

Buyer’s representations and warranties in this section shall survive the Closing and not be merged therein.

7.2                               Seller’s Representations.  Seller represents and warrants to Buyer as follows:

7.2.1                     Seller’s Authorization.  Seller (a) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, to the extent required by applicable Laws, the State in which the Phase I Property and Phase IB Property is located, and (b) is authorized to execute this Agreement and, subject to obtaining the approvals described in Section 6.5(a), consummate the Transaction and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Seller and such instruments, obligations and actions are valid and legally binding upon Seller, enforceable in accordance with their respective terms.  The execution and delivery of this Agreement and all Closing Documents to be executed by Seller and the performance of the obligations of Seller hereunder or thereunder will not (x) result in the violation of any Law or any provision of Seller’s organizational documents, (y) conflict with any order of any court or governmental instrumentality binding upon Seller, or (z) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Seller is bound.

7.2.2                     Seller’s Financial Condition.  No petition has been filed by Seller, nor has Seller received written notice of any petition filed against Seller under the Federal Bankruptcy Code or any similar Laws.

7.2.3                     Patriot Act Compliance.  Other than any direct or indirect member of Seller which is a publicly traded company, neither Seller nor any person, group, entity or nation that Seller is acting, directly or indirectly for, or on behalf of, is acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control and Seller is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.  Seller is not engaging in this Transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering.  None of the funds of Seller have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Seller is prohibited by Law or that the Transaction or this Agreement is or will be in violation of Law.  Seller has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to the applicable Closing.

7.2.4                     Delivery of Documents.  Seller has requested that Seller’s Property Manager give or otherwise make available to Buyer’s Representatives all books, records, and other writings in such manager’s possession related in any material way to the use, ownership or operation of the Phase I Property and Phase IB Property, as applicable, other than Protected Information.  To Seller’s Knowledge, the documents heretofore or hereafter delivered or otherwise made available to Buyer’s Representatives prior to the applicable Closing (a) include the documents (other than the Protected Information) that are used by Seller in the day-to-day operation and management of the Phase I Property and Phase IB Property, as applicable, and (b) are the same documents (other than the Protected Information) that are reviewed by the Seller’s Property Manager for reporting to Seller in connection with (i) the performance by Seller of its fiduciary obligations to its clients and investors, and (ii) the preparation of financial statements and reports submitted to the clients and investors of Seller.

7.2.5                     Designated Representatives.  The Designated Representatives include those individuals who are currently responsible for the asset management of the Phase I Property and Phase IB Property and the Transaction on behalf of Seller.

7.2.6       Tenants of the Property.  As of the Effective Date, the only tenants of the Phase I Property and Phase IB Property, as applicable, are the tenants in Exhibit L attached hereto; provided, however, the foregoing is not intended (and shall not be construed) as a representation by Seller of the parties that are in actual possession of any portion of the Phase I Property and Phase IB Property, as applicable.

7.2.7       Personal Property.  Except as set forth in Exhibit M attached hereto, the personal property to be transferred to Buyer is free and clear of liens, security interests and other encumbrances arising by, through or under Seller, except as a result of instruments securing a loan that shall be paid in full by Seller at or prior to the applicable Closing.

7.2.8       Rents.  No Rents or Leases have been assigned, transferred or hypothecated by Seller, except by virtue of instruments securing a loan that shall be paid in full by Seller at or prior the applicable Closing.

7.2.9       Third-Party Rights.  Other than as set forth in the Waiver of Rights Under the Operating Agreement (attached at the end of this Agreement) which shall be executed and delivered on or before the Effective Date,  Seller has not entered into any agreements currently in effect pursuant to which Seller has granted any rights of first refusal to purchase all or any part of the Phase I Property and Phase IB Property, options to purchase all or any part of the Phase I Property and Phase IB Property or other rights whereby any individual or entity has the right to purchase all or any part of the Phase I Property and Phase IB Property (except for any options to purchase the Phase I Property and Phase IB Property, as applicable, or a portion thereof that may be contained in any of the Leases and except as waived herein).

7.2.10     Seller’s Knowledge Representations.  To Seller’s Knowledge:

(a)           Except as listed in Exhibit M attached hereto, Seller has not received any written notice of any current or pending litigation against Seller or the Phase I Property and Phase IB Property, as applicable (including, without limitation, any condemnation proceedings) which would, in the reasonable judgment of Seller, adversely affect the Phase I Property and Phase IB Property, as applicable.

(b)           Seller has not entered into or assumed any contracts, equipment leases or other agreements affecting the Phase I Property and Phase IB Property, as applicable, which will be binding upon Buyer after the applicable Closing other than (i) the Contracts listed in Exhibit B attached hereto, (ii) the Leases, and (iii) liens, encumbrances, covenants, conditions, restrictions, easements and other matters of record.

(c)           Except for defaults cured on or before the applicable Closing Date and except as listed in Exhibit M attached hereto, Seller has not received any written notice of default under the terms of any of the Contracts.

(d)           Except for violations cured or remedied on or before the applicable Closing Date and except as listed in Exhibit M attached hereto, Seller has not received any written notice from any governmental authority of any violation of any Law applicable to the Phase I Property and Phase IB Property, as applicable.

(e)           The rent roll attached as Exhibit L (the “Rent Roll”), is true, correct and complete in all material respects as of the date hereof and the updated Rent Roll delivered at the applicable Closing will contain the same categories of information as Exhibit L and be true, correct and complete in all material respects as of the date thereof; provided, however, for the purposes hereof, the Rent Roll shall only be deemed to be materially inaccurate or incorrect if it is inaccurate or incorrect by more than 5% of the gross monthly income for the Phase I Property and Phase IB Property, as applicable, as set forth therein.

(f)            Except as disclosed in the Title Commitment and except as listed in Exhibit M attached hereto, Seller has not received any written notice from any governmental agency that any special assessments are pending, noted or levied against the Phase I Property and Phase IB Property, as applicable.

(g)           Seller is not a party to any voluntary or involuntary proceeding under any applicable Laws relating to the insolvency, bankruptcy, moratorium or other Laws affecting creditor’ rights.

7.3          General Provisions.

7.3.1       Seller’s Warranties Deemed Modified.  To the extent that Buyer is deemed to know prior to the expiration of the Due Diligence Period that Seller’s Warranties are inaccurate, untrue or incorrect in any way, such Seller’s Warranties shall be deemed modified to reflect Buyer’s deemed knowledge.

7.3.2       Breach of Warranties prior to Closing.  If after the expiration of the Due Diligence Period but prior to the applicable Closing, either Buyer or Seller obtains actual knowledge that any of the representations or warranties made herein are untrue, inaccurate or incorrect in any material respect, such party shall give the other party written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the applicable Closing).  In the event of any breach of a Seller Warranty, Seller shall have the right to cure such misrepresentation or breach prior to the applicable Closing Date.  The untruth, inaccuracy or incorrectness of Seller’s Warranties shall be deemed material for all purposes of this Agreement only if Buyer’s aggregate damages resulting from the untruth, inaccuracy or incorrectness of Seller’s Warranties are reasonably estimated to exceed $100,000.00.  If any of Seller’s Warranties are untrue, inaccurate or incorrect but are not, in the aggregate, untrue, inaccurate or incorrect in any material respect as set forth herein, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price.

7.3.3       Survival; Limitation on Seller’s Liability.  Seller’s Warranties shall survive the applicable Closing and not be merged therein for a period of two hundred seventy (270) days following the Closing Date with respect to the Phase I Property and the Closing Date with respect to the Phase IB Property, as applicable, and Seller shall only be liable to Buyer hereunder for a breach of a Seller’s Warranty with respect to which Seller receives a written notice of a claim from Buyer on or before the two hundred seventy (270th) day after the applicable Closing Date.  Notwithstanding the foregoing, however, if the Closing with respect to the Phase I Property and the Closing with respect to the Phase IB Property, as applicable, occurs, Buyer hereby expressly waives, relinquishes and releases any rights or remedies available to it at law, in equity, under this Agreement or otherwise, including any claim against Seller for damages that Buyer may incur, as the result of any of Seller’s Warranties being untrue, inaccurate or incorrect if (a) Buyer is deemed to know that any Seller’s Warranties were untrue, inaccurate or incorrect at the time of the applicable Closing, or (b) the untruth, inaccuracy or incorrectness of such Seller’s Warranties is not material.

7.3.4       Survival.  The provisions of this Section 7.3 shall survive each Closing (and not be merged therein) or any earlier termination of this Agreement.

7.3.5       Reliance on Property Manager.

(a)           Notwithstanding anything to the contrary contained herein, Buyer hereby expressly waives, relinquishes and releases any rights or remedies available to it at law, in equity, under this Agreement or otherwise, including any claim against Seller for damages that Buyer may incur, as the result of any of the Specified Seller’s Warranties (defined below) being untrue, inaccurate or incorrect if the untruth, inaccuracy or incorrectness of such Specified Seller’s Warranties results from Property Manager having provided untrue, inaccurate or incorrect information to Seller, based on Property Manager’s knowledge (defined below) and the breach of any Specified Seller’s Warranties as a result of Property Manager having provided untrue, inaccurate or incorrect information to Seller, based on Property Manager’s knowledge (defined below) shall not be a default under this Agreement.

(b)           “Specified Seller’s Warranties” shall mean those Seller’s Warranties contained in Sections 7.2.6 and 7.2.10(a) - (e).

(c)           “Property Manager’s knowledge” shall refer only to the knowledge of Salil Sheth and Brenda Cioce exercising the care, skill, prudence and diligence required under the Apartment Management Agreement between Overlook Ridge Phase I, LLC and Roseland Management Company, L.L.C., dated September 30, 2005 and Apartment Management Agreement between Overlook Ridge Phase IB, LLC and Roseland Management Company, L.L.C., dated May 22, 2008. Property Manager has advised Seller that Salil Sheth and Brenda Cioce are employed by Property Manager, have the most knowledge of the operations of the Phase I Property and Phase IB Property and have primary responsibility for the property management of Phase I Property and Phase IB Property (collectively, the “Designated Property Manager Representatives”).  The foregoing shall not be construed to impose upon the Designated Property Manager Representatives any duty in excess of the duties required of the Property Manager under that certain Apartment Management Agreement between Overlook Ridge Phase I, LLC and Roseland Management Company, L.L.C., dated September 30, 2005, with respect to the Specified Seller’s Warranties relating to the Phase I Property, and

Apartment Management Agreement between Overlook Ridge Phase IB, LLC and Roseland Management Company, L.L.C., dated May 22, 2008, with respect to the Specified Seller’s Warranties relating to the Phase IB Property.  There shall be no personal liability on the part of the Designated Property Manager Representatives arising out of any of the Specified Seller’s Warranties.

ARTICLE 8 - COVENANTS

8.1          Contracts, Title Instruments, and Leases.

(a)           Without Buyer’s prior consent, between the Effective Date and the applicable Closing Seller shall not (i) extend, renew, replace or otherwise modify any Contract or enter into any new service contract or agreement, or (ii) execute any instrument which affects title to the Phase I Property and Phase IB Property, as applicable. Seller shall furnish Buyer with a copy of the proposed agreement which shall contain such information reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed transaction.  If Buyer fails to object in writing to any such agreement within five (5) Business Days after receipt thereof, Buyer shall be deemed to have approved the terms of the proposed transaction.  Buyer’s consent shall not be unreasonably withheld, conditioned or delayed with respect to any such transaction that is proposed prior to the expiration of the Due Diligence Period.  Buyer, in its sole and absolute discretion, shall be entitled to grant or withhold its consent with respect to any such transaction that is proposed between the expiration of the Effective Date and the applicable Closing.

(b)           Between the Effective Date and the applicable Closing, Seller shall not change its current leasing or management practices without the prior written approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed.  In connection with new leases or renewals, Seller may offer tenants no more than one month’s rent concession without Buyer’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Seller shall provide Buyer with information outlining any such proposed changes to such leasing or management practices, and Buyer shall have five (5) Business Days to provide written approval or disapproval of such proposed changes; provided, however, failure of Buyer to respond within such five (5) Business Day period shall be deemed to constitute approval of such proposed changes.  Between the Effective Date and the applicable Closing, Seller will cause vacant apartment units at the Phase I Property and Phase IB Property, as applicable, to be “made ready” for reletting and occupancy in accordance with Seller’s current standards and timetable for turning units over.  It is not the intention of Seller to have all of the vacant units “made ready” as of the applicable Closing Date, but only those units that would have been “made ready” in the ordinary course of business.

(c)           Seller shall have the right, but not the obligation, to enforce the rights and remedies of the landlord under any Lease in a manner consistent with its past practices, including without limitation, to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants, and the exercise of any such rights or remedies shall not affect the obligations of Buyer under this Agreement or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer.

(d)           Intentionally Deleted.

(e)           On or before the applicable Closing, Seller shall terminate any management agreements currently in effect with respect to the Phase I Property and Phase IB Property, as applicable, at the sole cost and expense of Seller.  In addition, if Buyer requests in writing prior to the expiration of the Due Diligence Period to have any other Contracts terminated, Seller shall use commercially reasonable efforts to terminate such Contracts effective as of the applicable Closing Date; provided, however, in no event shall Seller be required by the foregoing to pay any sums (or incur any other liability) to the other parties to said Contracts in connection therewith.  If Seller is unable to so terminate the aforementioned Contracts effective as of the applicable Closing Date, then Seller shall assign and Buyer shall assume the same at the applicable Closing in accordance with the terms of this Agreement and the Assignment Agreement.

8.2          Maintenance of Property.  Except to the extent Seller is relieved of such obligations by Article 10, between the Effective Date and the applicable Closing, Seller shall operate and maintain the Phase I Property and Phase IB Property, as applicable, in a manner consistent with Seller’s past practices with respect to the Phase I Property and Phase IB Property, as applicable; provided, however, Seller shall not be obligated to perform any capital improvements or any deferred maintenance repairs.  Buyer hereby agrees that, except for breaches of this Section 8.2, Buyer, shall accept the Phase I Property and Phase IB Property, as applicable, subject to, and Seller shall have no obligation to cure, (a) any violations of Laws, or (b) any physical conditions which would give rise to violations of Laws, whether the same now exist or arise prior to applicable Closing.  Between the Effective Date and the Closing, Seller will advise Buyer of any written notice Seller receives after the Effective Date from any governmental authority of the violation of any Laws regulating the condition or use of the Phase I Property and Phase IB Property, as applicable.

8.3          Brokers.  Seller and Buyer expressly acknowledge that Seller’s Broker has acted as the exclusive broker with respect to the Transaction and with respect to this Agreement.  Seller shall pay any brokerage commission due to Seller’s Broker in accordance with the separate agreement between Seller and Seller’s Broker.  Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Buyer as a result of any claims by Seller’s Broker or any other party claiming to have represented Seller as broker in connection with the Transaction.  Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Seller as a result of any claims by any party claiming to have represented Buyer as broker in connection with the Transaction.  The provisions of this section shall survive each Closing (and not be merged therein) or the earlier termination of this Agreement.

8.4          Tax Protests; Tax Refunds and Credits.  Seller shall have the right to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Phase I Property and Phase IB Property, as applicable, due and payable during the tax year in which applicable Closing occurs (the “Closing Tax Year”) and all tax years prior to the Closing Tax Year, provided Seller shall keep Buyer reasonably informed regarding the status of any contest with respect to the taxes attributable to the Closing Tax Year.  Buyer shall have the right to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Phase I Property and Phase IB Property, as applicable, due and payable during all years subsequent to the Closing Tax Year.  To the extent any real estate or personal property tax refunds or credits are received after the applicable Closing with respect to the Phase I Property and Phase IB Property, as applicable, and such refunds or credits are attributable to real estate and personal property taxes paid for any tax year prior to the Closing Tax Year, Seller shall be entitled to the entirety of such refunds and credits (except to the extent due to any past or present tenant of the Phase I Property and Phase IB Property, as applicable).  To the extent any such refunds or credits are attributable to real estate and personal property taxes paid during the Closing Tax Year, such amounts shall be prorated between the parties in the manner provided in Section 5.2, less costs incurred in obtaining such refund or credit and any amounts due to any past or present tenant of the Phase I Property and Phase IB Property, as applicable.  The provisions of this section shall survive each Closing (and not be merged therein).

8.5          Publicity.  Seller and Buyer each hereby covenant and agree that (a) prior to the applicable Closing neither Seller nor Buyer shall issue any press release or similar public statement with respect to the Transaction or this Agreement (a “Press Release”) without the prior consent of the other, except to the extent required by applicable Law, and (b) after the applicable Closing, any Press Release issued by either Seller or Buyer shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld, conditioned or delayed and such response shall be provided within two (2) Business Days after submission of a draft of the Press Release to the other party for review), except to the extent required by applicable Law.  If either Seller or Buyer is required by applicable Law to issue a Press Release, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed Press Release to the other party for its review.  The provisions of this section shall survive each Closing (and not be merged therein) or the earlier termination of this Agreement.

8.6          Confidentiality.

(a)           Buyer shall hold, and shall cause the other Buyer’s Representatives and any prospective investors in Buyer to hold in strict confidence and not disclose to any other person without the prior written consent of Seller:  (i) the terms of the Agreement, (ii) unless and until the applicable Closing occurs, any of the information in respect of the Phase I Property and Phase IB Property, as applicable, delivered or made available to any Buyer’s Representatives, and (iii) the identity of any direct or indirect owner of any beneficial interest in Seller.  In the event the applicable Closing does not occur or this Agreement is terminated, Buyer shall promptly return to Seller all copies of documents containing any of such information without retaining any copy thereof or extract therefrom.  Notwithstanding the foregoing, Buyer may disclose such information

(A) on a need-to-know basis to its employees, agents, consultants, and members of professional firms serving it or potential lenders or investors, or (B) as may be required in order to comply with applicable Laws or a court order, or (C) to the extent that such information is a matter of public record.  Buyer hereby agrees to indemnify, defend, and hold each of the Seller Parties free and harmless from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) arising out of or resulting from the breach of the terms of this section.

(b)           Seller shall hold, and shall cause the officers, directors, employees, agents and representatives of Seller to hold, in strict confidence and not disclose to any other person without the prior written consent of Buyer, (i) the terms of this Agreement, and (ii) the identity of Buyer and any direct or indirect owner of any beneficial interest in Buyer. Notwithstanding anything to the contrary hereinabove set forth, Seller may disclose such information (A) on a need-to-know basis to its affiliates, the employees of Seller or its affiliates, or members of professional firms serving Seller or its affiliates, or (B) as any governmental agency may require in order to comply with applicable Laws or a court order, or (C) to the extent that such information is a matter of public record.  Seller hereby agrees to indemnify, defend, and hold each of the Buyer free and harmless from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) arising out of or resulting from the breach of the terms of this section.

(c)           The provisions of this section shall survive each Closing (and not be merged therein) or earlier termination of this Agreement.

8.7          Delivery of Information Regarding Compliance.  No later than the expiration of the Due Diligence Period, Buyer agrees to provide documentation reasonably necessary or desirable for Seller to verify that the representations and warranties made in Section 7.1.3 are true, accurate and complete, which documentation shall include, without limitation, information regarding the ownership of Buyer and a list of any person or entity that directly or indirectly owns more than a 25% interest in Buyer.  In addition, if after review of such information Seller determines that it needs additional information regarding the owners of Buyer, Buyer agrees to provide Seller with the Social Security number, FEIN number, or a copy of the passport, as applicable, for each such person or entity or such other information that Seller requires in lieu thereof.  Notwithstanding any provision in this Agreement to the contrary, Seller may disclose such information, without notice to Buyer, to any government agency or regulators in connection with any regulatory examination or if Seller reasonably believes that such disclosure is required by Law or its regulatory compliance policies.

8.8          Conversion.  To the extent that similar restrictions have not been previously recorded against the Phase IB Property, the Deed for the Phase IB Property will contain the restrictions regarding condominium use set forth on Exhibit O attached hereto.

8.9.         Audit Cooperation. Buyer has advised Seller that Buyer must comply with Securities and Exchange Commission Regulations S-X (17 C.F.R. § Part 210) (“Regulations S-X”), including, but not limited to, Item 3-14.  In connection with Buyer’s compliance with

Regulation S-X, Seller shall (a) provide or make available to Buyer for review and, as necessary, copying, operating statements and other operating information (excluding Protected Information), to the extent not provided or made available to Buyer prior to or in connection with the applicable Closing and (b) provide access to any of Property Manager’s personnel involved with the financial reporting of the Phase I Property and Phase IB Property, as applicable, at no expense to Seller and at reasonable times and places for a period of ninety (90) days following the applicable Closing.

ARTICLE 9 - DEFAULTS

9.1          Seller’s Remedies for Buyer Defaults.  If, (i) on the applicable Scheduled Closing Date Buyer fails to deliver the balance of the Purchase Price in accordance with Sections 2.3 and 6.1, and fails to cure the same within two (2) Business Days after the Scheduled Closing Date, or (ii) on or before the Scheduled Closing Date Buyer is in default of any of its other material obligations hereunder or any of Buyer’s representations or warranties are, in the aggregate, untrue, inaccurate or incorrect in any material respect, and any such circumstance described in this clause (ii) continues for five (5) Business Days after written notice (which written notice shall detail such default or breach), then Seller shall have the right to elect as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Buyer, promptly after which the Deposit shall be paid to Seller as liquidated damages and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive the default or breach and proceed to close the Transaction.  Seller and Buyer have discussed the possible consequences to Seller in the event that the applicable Closing does not occur by reason of any of the events described in this section.  The parties agree that it would be impractical or extremely difficult to determine the actual damages to Seller in such event and that a reasonable estimate of such damages is an amount equal to the Deposit. For purposes of (ii) above, delivery of any documents required to be delivered pursuant to Section 6.3 shall be deemed a “material obligation” and the satisfaction of any requirement to pay money pursuant to a provision of this Agreement shall be deemed a “material obligation”.

9.2          Buyer’s Remedies for Seller Defaults.  If, on or before the applicable Scheduled Closing Date, Seller is in default of any of its material obligations hereunder, or any of Seller’s Warranties are, in the aggregate, untrue, inaccurate or incorrect in any material respect, and any such circumstance described in this sentence continues for five (5) Business Days after written notice but, with respect to the Closing for the Phase I Property, in no event later than the Closing Date for the Phase I Property (which written notice shall detail such default or breach), then Buyer shall have the right to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Seller, promptly after which the Deposit shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive the default or breach and proceed to close the Transaction, or (c) seek specific performance of this Agreement by Seller provided, however, (i) in the event specific performance is unavailable as a result of Seller’s intentional acts and Buyer thereafter elects to terminate this Agreement or (ii) in the event that Seller elects to terminate this Agreement pursuant to (a) above as a result of a Seller default arising from fraud, Buyer shall be entitled to seek reimbursement from Seller for its actual third party due diligence costs and expenses incurred in connection with the Transaction in an amount not to One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00) as full liquidated damages.  As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such an action within ninety (90) days after the occurrence of Seller’s default.  Buyer agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Phase I Property and Phase IB Property, as applicable.

9.3          Indemnity Obligations.  Notwithstanding any provision in this Agreement to the contrary, in no event shall the provisions of this Article 9 limit the rights of either party against the other party due to the other party’s obligation to indemnify such party in accordance with this Agreement or the damages recoverable pursuant to such indemnification obligations.  This section shall survive each Closing (and not be merged therein) or the earlier termination of this Agreement.

ARTICLE 10 - CASUALTY/CONDEMNATION

10.1        Right to Terminate.  If, after the Effective Date, (a) any portion of the Phase I Property and Phase IB Property, as applicable, is taken by condemnation or eminent domain (or is the subject of a pending taking), or (b) any portion of the Phase I Property and Phase IB Property, as applicable, is damaged or destroyed (excluding routine wear and tear and damage caused by any Buyer’s Representative), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof.  If the Phase I Property and Phase IB Property, as applicable, is the subject of a Major Casualty/Condemnation (as hereinafter defined) that occurs after the Effective Date, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than ten (10) Business Days after the giving of Seller’s notice, and the applicable Scheduled Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election.  The failure by Buyer to terminate this Agreement within such ten (10) Business Day period shall be deemed an election not to terminate this Agreement.  If this Agreement is terminated pursuant to this section, the Deposit shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement.  For the purposes of this Agreement, “Major Casualty/Condemnation” shall mean any casualty, condemnation proceedings, or eminent domain proceedings if (i) the portion of the Phase I Property and Phase IB Property, as applicable, that is the subject of such casualty or such condemnation or eminent domain proceedings has a value in excess of ONE MILLION FIVE HUNDRED THIRTY ONE THOUSAND TWO HUNDRED FIFTY DOLLARS ($1,531,250.00) with respect to the Phase I Property or TWO MILLION ONE HUNDRED NINETY EIGHT THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($2,198,750.00) with respect to the Phase IB Property, as reasonably determined by Seller, or (ii) any casualty is an uninsured casualty and Seller, in its sole and absolute discretion, does not elect to cause the damage to be repaired or restored or give Buyer a credit at the applicable Closing for such repair or restoration.

10.2        Allocation of Proceeds and Awards.  If a condemnation or casualty occurs after the Effective Date and this Agreement is not terminated as permitted pursuant to the terms of

Section 10.1, then this Agreement shall remain in full force and effect, Buyer shall acquire the remainder of the Phase I Property and Phase IB Property, as applicable, upon the terms set forth herein.  Any awards or proceeds from the condemning authority or Seller’s insurance company, as the case may be (the “Casualty/Condemnation Proceeds”) shall be allocated between Buyer and Seller as follows:  (a) Seller shall be entitled to be reimbursed from the Casualty/Condemnation Proceeds for (i) all costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, incurred by Seller in connection with negotiating the settlement of such award or proceeds, (ii) proceeds of any rental loss, business interruption or similar insurance, or other compensation or loss of use, that are allocable to the period prior to the applicable Closing Date, and (iii) the reasonable and actual costs incurred by Seller in physically stabilizing the Phase I Property and Phase IB Property, as applicable, following a casualty; and (b) Buyer shall be entitled to (i) the balance of the Casualty/Condemnation Proceeds, and (ii) a credit from Seller equal to Seller’s deductible with respect to a casualty, if the same is an insured casualty. In the event that Casualty/Condemnation Proceeds are not available prior to applicable Closing, the rights to that portion of the Casualty/Condemnation Proceeds described in (b) shall be assigned to Buyer at the applicable Closing.

10.3        Insurance.  Seller shall maintain the property insurance coverage currently in effect for the Phase I Property and Phase IB Property, as applicable, or comparable coverage, through the applicable Closing Date.

10.4        Waiver.  The provisions of this Article 10 supersede the provisions of any applicable Laws with respect to the subject matter of this Article 10.

ARTICLE 11 - MISCELLANEOUS

11.1        Buyer’s Assignment.

(a)           Buyer shall not assign this Agreement or its rights hereunder without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion, and any such attempted assignment shall be null and void ab initio.  Any transfer, directly or indirectly, of any stock, partnership interest or other ownership interest in Buyer shall constitute an assignment of this Agreement; provided, however, the foregoing shall not be construed to prohibit the transfer of stock in a publicly traded company. Notwithstanding the foregoing terms of this paragraph (a), Buyer shall have the right to assign this Agreement to one or more affiliate entities that are controlled by, controls or is under common control with Buyer, without Seller’s prior consent, provided that such assignment complies with the terms of paragraph (b) of this section

(b)           In the event Buyer intends to assign its rights hereunder, Buyer shall send Seller written notice of its request at least five (5) Business Days prior to the applicable Scheduled Closing Date, which notice shall include the legal name and structure of the proposed assignee and Buyer shall provide Seller any other information that Seller may reasonably request with respect to the proposed assignee.  Notwithstanding any provision in this Agreement to the contrary:

(i)            Any permitted assignment by Buyer shall not relieve Buyer of any of its obligations and liabilities hereunder, nor shall any such assignment alter, impair or relieve such assignee from the waivers, acknowledgements and agreements of Buyer set forth herein, including those set forth in Section 4.2, Article 7 and Article 8, all of which will be binding upon any assignee of Buyer.

(ii)           No transfer by Buyer of any interest in this Agreement and no transfers of direct or indirect interests in Buyer shall be permitted if the same would cause the representations and warranties made in Section 7.1 or Section 11.13 to be untrue, inaccurate or incomplete and Buyer covenants to cooperate with Seller’s requests to provide the information required by Section 8.7 and other documentation reasonably necessary or desirable for Seller to verify that such representations and warranties are true, accurate and complete at all times prior to the applicable Closing.  If Buyer fails to provide the requested documentation to Seller at least ten (10) Business Days prior to the Scheduled Closing Date, then Seller shall have the right, at its election, to postpone the applicable Scheduled Closing Date for a reasonable period until such verification has been made.

11.2        Survival/Merger.  Except for the provisions of this Agreement which are explicitly stated to survive each Closing, (a) none of the terms of this Agreement shall survive the applicable Closing, and (b) the delivery of the Purchase Price, the Deed and the other Closing Documents and the acceptance thereof shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder with respect to the Phase I Property or Phase IB Property, which is the subject of the applicable Closing.

11.3        Integration; Waiver.  This Agreement embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement.  Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.  No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

11.4        Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State in which the Phase I Property and Phase IB Property is located.

11.5        Captions Not Binding; Exhibits.  The captions in this Agreement are inserted for reference only and in no way limit the scope or intent of this Agreement or of any of the provisions hereof.  All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

11.6        Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.7        Severability.  If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

11.8        Notices.  Any notices or other communications under this Agreement must be in writing, and shall be deemed duly given or made at the time and on the date when received by e-mail transmittal of pdf files or similar electronic means or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) to the address for each party set forth below.  Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

IF TO BUYER:

Mack-Cali Realty Acquisition Corp.

343 Thornall Street

Edison, NJ 08837

Attention:  Mitchell E. Hersh,

President and Chief Executive Officer

Telephone #:  737-590-1040

E-Mail Address: mhersh@mack-cali.com

COPY TO:

Mack-Cali Realty Acquisition Corp.

343 Thornall Street

Edison, NJ 08837

Attention:  Roger W. Thomas,

EVP and General Counsel

Telephone #:  737-590-1010

E-Mail Address: Rthomas@mack-cali.com

COPY TO:

Roseland Property Company

233 Canoe Brook Road

Short Hills, New Jersey 07078

Attention:  Ivan Baron

Telephone #: (973) 218-2335

Facsimile #: (973) 218-0965

E-Mail Address:  baron@roselandproperty.com

IF TO SELLER:

Overlook Ridge Phase I, L.L.C

Overlook Ridge Phase IB, L.L.C.

c/o Prudential Real Estate Investors

Two Prudential Plaza

180 North Stetson Street, Suite 3275

Chicago, Illinois  60601-6716

Attention:  Collete English Dixon

Telephone #:  (312) 861-4440

E-Mail Address:  collete.english-dixon@prudential.com

COPY TO:

Prudential Real Estate Investors

7 Giralda Farms

Madison, New Jersey  07940

Attention:  Jeremy S. Keenan, Esq.

Telephone #:  (973) 734-1420

E-Mail Address:  jeremy.keenan@prudential.com

COPY TO:

Tom Smith

Prudential Real Estate Investors

3348 Peachtree Road, Suite 1100

Atlanta, Georgia  30326

Attention: Tom Smith

Telephone #: (404) 704-3810

E-Mail Address: tom.smith@prudential.com

COPY TO:

Lewis and Roca LLP

40 N. Central Avenue, Suite 1900

Phoenix, Arizona 85004

Attention:  Amy Altshuler

Telephone #:  602.262.0205

Telecopy #:  602.734.3788

E-Mail Address:  aaltshuler@lrlaw.com

11.9        Counterparts; Electronic Signatures.  This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.  Signatures to this Agreement transmitted by electronic means shall be valid and effective to bind the party so signing.  Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement.

11.10      No Recordation.  Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument against the Phase I Property and Phase IB Property, as applicable, or any portion thereof in connection herewith, and (b) to indemnify Seller against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument.  Notwithstanding the foregoing, if the same is permitted pursuant to applicable Laws, Buyer shall be entitled to record a notice of lis pendens if Buyer is entitled to seek (and is actually seeking) specific performance of this Agreement by Seller in accordance with the terms of Section 9.2.

11.11      Additional Agreements; Further Assurances.  Each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, the execution and delivery of such documents shall not result in any additional liability or cost to the executing party.

11.12      Construction.  The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, any modification hereof or any of the Closing Documents.

11.13      ERISA.  Each of Seller and Buyer hereby represents, warrants and covenants that, as of the date hereof and as of the applicable Closing Date, it is not (i) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), that is subject to Section 4975 of the Code, or (iii) an entity deemed to hold “plan assets” of any such employee benefit plan or plan.  In addition, each of Seller and Buyer represents, warrants and covenants that it is not a “governmental plan” as defined in Section 3(32) of ERISA and is not subject to State statutes regulating investments of and fiduciary obligations with respect to government plans which would be violated by the transactions contemplated by this Agreement.

11.14      Time of Essence.  Time is of the essence with respect to the applicable Closing and all of the provisions of this Agreement.

11.15      WAIVER OF JURY TRIAL.  EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PHASE I PROPERTY, THE PHASE IB PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER.  THE PROVISIONS OF THIS SECTION SHALL SURVIVE EACH CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

11.16      RELEASES.  WITH RESPECT TO ANY RELEASE SET FORTH IN THIS AGREEMENT RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, THE PARTIES HERETO HEREBY ACKNOWLEDGE THAT SUCH WAIVER AND RELEASE IS MADE WITH THE ADVICE OF COUNSEL AND WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CONSEQUENCES AND EFFECTS OF SUCH RELEASE.

11.17      1031 Exchange.  Seller acknowledges that Buyer may desire to effect a tax-deferred like-kind exchange with respect to its purchase of the Phase I Property and Phase IB Property, as applicable, pursuant to Section 1031 of the Internal Revenue Code and any similar provisions of State or local Law (an “Exchange”).  Subject to the terms and provisions of this section, Seller shall reasonably cooperate with Buyer in effecting any Exchange; provided, however, in no event shall Seller be required to incur any delays, expenses or risk of ownership, title or conveyance in connection with such cooperation. In connection with any Exchange, Buyer shall be entitled to assign its rights (but not its obligations) under this Agreement to a designated intermediary notwithstanding any other terms of this Agreement; it being understood that any such assignment or assignments (and the related Exchanges) may be structured so as to separately apply to each of the Phase I Property and the Phase IB Property. Any Exchange will be structured by Buyer at its sole cost and expense such that Seller will have no obligation to acquire or enter into the chain of title to any property other than the Phase I Property and Phase IB Property, as applicable.  Seller shall not be responsible for compliance with or be deemed to have warranted to Buyer that any Exchange in fact complies with Section 1031 of the Internal Revenue Code.  Seller shall have the right to review and approve any documents to be executed by Seller in connection with any Exchange; provided, however, such approval shall not be unreasonably withheld, conditioned or delayed.  Seller shall have no obligation to execute any documents or to undertake any action by which Seller would or might incur any liability or obligation not otherwise provided for in the other provisions of this Agreement.  Neither the conveyance of title to the Phase I Property and Phase IB Property, as applicable, to Buyer’s designated intermediary (or designees thereof), or qualified exchange accommodation title holder (if applicable), nor the Exchange shall modify the representations, warranties and covenants of Buyer or Seller under this Agreement or the survival thereof pursuant to this Agreement in any respect, nor shall any such conveyance or Exchange result in a release of Buyer with respect to such representations, warranties and/or covenants.  At Buyer’s request, the Deed(s) and the other Closing Documents shall be executed by and run in favor of Buyer’s designated intermediary or qualified exchange accommodation title holder or one or more designees thereof; provided, however, Buyer shall remain obligated to Seller for any obligation to Seller under such Closing Documents.  The applicable Scheduled Closing Date shall not be extended as a result of any Exchange.  Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all Liabilities arising from any Exchange (other than what would have been applicable under this Agreement without such Exchange), which indemnification agreement shall expressly survive the applicable Closing and not be merged therein.  Buyer further acknowledges that any Exchange is at the request and initiation of Buyer and that Buyer is relying solely upon the advice and counsel of professionals of the Buyer’s choice in structuring, executing and consummating any Exchange

11.18      Separate Closings.  The parties intend to conduct a separate closing on the applicable Scheduled Closing Date for each of the Phase I Property and the Phase IB Property.  For the sake of clarity: (i) references in this Agreement to Closing, Closing Date, Scheduled Closing Date, and Transactions shall be deemed to mean the applicable event with respect to each of the Phase I Property or Phase IB Property and the transaction related thereto and unless the context required a different interpretation, this Agreement shall be construed as if it is separately applied to each of the Phase I Property and the Phase I B Property; (ii) without limiting the generality of the foregoing, the provisions of Section 4.2.2 and 4.2.3 of this Agreement shall only be applicable to the Phase I Property from and after the closing of the Phase I Property and to the Phase IB Property from and after the Closing of the Phase IB Property; (iii)  if the Closing of the Phase I Property occurs, then any rights to terminate this Agreement shall only apply to the remaining rights and obligations with respect to the Phase IB Property; (iv) in the event this Agreement is terminated prior to the Closing of the Phase I Property, then any such termination shall be applicable to both the Phase I Property and the Phase I B Property; (v) if the Closing of the Phase I Property occurs, thereafter any termination with respect to the Phase IB Property shall not affect any rights or obligations as to the Phase I Property, all of which shall continue in full force and effect .

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed under seal to be effective as of the day and year first above written.

SELLER:

OVERLOOK RIDGE PHASE I, L.L.C., a Delaware limited liability company

By:	/s/ Marshall Tycher
Marshall Tycher, Authorized Party

OVERLOOK RIDGE PHASE IB, L.L.C., a Delaware limited liability company

By:	/s/ Marshall Tycher
Marshall Tycher, Authorized Party

BUYER:

MACK-CALI REALTY ACQUISITION CORP., a Delaware corporation

By:	/s/ Mitchell E. Hersh
Name: Mitchell E. Hersh
Title: President and Chief Executive Officer

WAIVER OF  RIGHTS UNDER OPERATING AGREEMENT

(Overlook Ridge Phase I, L.L.C.)

Overlook Ridge Phase I Holdings, L.L.C., a Delaware limited liability company, hereby waives its rights under Section 10.5 of the First Amended and Restated Operating Agreement of Overlook Ridge Phase I, L.L.C., dated September 30, 2005 (“JVA”) to receive a Sale Proposal and deliver a Purchase Election Notice (as such terms are defined in the JVA) and agrees that the Phase I Property may be sold pursuant to this Agreement.

OVERLOOK RIDGE PHASE I HOLDINGS, L.L.C., a Delaware limited liability company

By:	Roseland/Overlook Ridge Phase I, L.L.C., a member

	By:	/s/ Marshall Tycher
	Name:	Marshall Tycher
	Its:	Manager

By:	Rowe Contracting Company, a member

	By:	/s/ Warren C. Rowe, Jr.
	Name:	Warren C. Rowe, Jr.
	Its:	President

WAIVER OF  RIGHTS UNDER OPERATING AGREEMENT

(Overlook Ridge Phase IB, L.L.C.)

Overlook Ridge Phase IB Holdings, L.L.C., a Delaware limited liability company, hereby waives its rights under Section 10.5 of the First Amended and Restated Operating Agreement of Overlook Ridge Phase IB, L.L.C., dated May 22, 2008 (“JVA”) to receive a Sale Proposal and deliver a Purchase Election Notice (as such terms are defined in the JVA) and agrees that the Phase IB Property may be sold pursuant to this Agreement.

OVERLOOK RIDGE PHASE IB HOLDINGS, L.L.C., a Delaware limited liability company

By:	Roseland/Overlook Ridge Phase I, L.L.C., a member

	By:	/s/ Marshall Tycher
	Name:	Marshall Tycher
	Its:	Manager

By:	Rowe Contracting Company, a member

	By:	/s/ Warren C. Rowe, Jr.
	Name:	Warren C. Rowe, Jr.
	Its:	President

AGREEMENT OF ESCROW AGENT

The undersigned has executed this Agreement solely to confirm its agreement to hold the Escrow Deposits in escrow in accordance with the provisions and otherwise comply with the provisions of Exhibit C to this Agreement.

In witness whereof, the undersigned has executed this Agreement as of January 17, 2013.

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By:	/s/ Asher R. Fried
Name:	Asher R. Fried
Title:	Vice President, Senior Commercial Transactions Counsel

EXHIBIT A-1

LEGAL DESCRIPTION

(Phase I Property)

A certain parcel of land situated in Revere, Suffolk County, Massachusetts and Malden, Middlesex County, Massachusetts, being the premises shown as Lot 2A on a plan entitled “Overlook Ridge, Malden Revere, MA, Lot 2A” prepared by H. W. Moore Associates, Inc. and recorded on April 7, 2003 with the Middlesex County (Southern District) Registry of Deeds as Plan No. 285 of 2003, in Book 38711, Page 354 and recorded on April 7, 2003 with the Suffolk County Registry of Deeds as Plan No. 180 of 2003 in Book 31073, Page 131.

Together with non-exclusive rights in Overlook Ridge Drive for ingress and egress to and from Salem Street, pursuant to a deed dated March 31, 2003 and recorded with Suffolk County Registry of Deeds in Book 31073, Page 131 and with Middlesex South District Registry of Deeds in Book 38711, Page 355.

Together with the benefit of that certain “Declaration of Water, Drain and Utility Easements” dated March 31, 2003, and recorded with the Middlesex South District Registry of Deeds on April 7, 2003, in Book 38711, Page 270 and with the Suffolk County Registry of Deeds on April 7, 2003, in Book 31703, Page 49.

Together with the benefit of that certain “Declaration of Parking and Access Easements”, dated March 31, 2003, and recorded with the Middlesex South District Registry of Deeds on April 7, 2003, in Book 38711, Page 278 and with the Suffolk County Registry of Deeds on April 7, 2003, in Book 31073, Page 56.

Together with the benefit of that certain document entitled “Subsurface Sewer Easement — Massachusetts Bay Transportation Authority to Overlook Ridge, L L.C. — Malden, Massachusetts”, (“MBTA Easement”) dated as of June 27, 2003 and recorded with the Suffolk County Registry of Deeds on July 23, 2003 in Book 32150, Page 274 and with the Middlesex South District Registry of Deeds on July 24, 2003 in Book 40118, Page 339 as affected by an Estoppel Certificate by Massachusetts Bay Transportation Authority (“MBTA”) dated September 29, 2005 and recorded with the Middlesex South District Registry of Deeds on October 7, 2005 as Instrument No. 223783, in Book 46246, Page 235 and with the Suffolk County Registry of Deeds on October 7, 2005 as Instrument No. 134986, in Book 38215, Page 232.

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EXHIBIT A-2

LEGAL DESCRIPTION

(Phase IB Property)

Lot 4A-2 shown on a plan recorded with Suffolk County Registry of Deeds in Book 2012, Page 27, and with Middlesex South Registry of Deeds as Plan No. 47 of 2012.

Together with non-exclusive rights in Overlook Ridge Drive for ingress and egress to and from Salem Street pursuant to a deed dated December 6, 2005 and recorded with Middlesex in Book 46661, Page 190 and with Suffolk in Book 38669, Page 317.

Together with the benefit of that certain Subsurface Sewer Easement from Massachusetts Bay Transportation Authority to Overlook Ridge LLC Overlook Ridge Phase I, L.L.C. dated as of June 27, 2003 and recorded with Middlesex in Book 40118, Page 339, and with Suffolk in Book 32150, Page 274 as affected by an Estoppel Certificate dated as of September 29, 2005 and recorded with Middlesex in Book 46246, Page 235 and with Suffolk in Book 38215, Page 232.

Together with the benefit of that certain “Declaration of Water, Drain and Utility Easements” dated March 31, 2003, recorded with the Middlesex South District Registry of Deeds on April 7, 2003 in Book 38711, Page 270 and with the Suffolk County Registry of Deeds on April 7, 2003 in Book 31703, Page 49.

Together with the benefit of that certain “Declaration of Parking and Access Easements” dated March 31, 2003, and recorded with the Middlesex South District Registry of Deeds on April 7, 2003 in Book 38711, Page 278 and with the Suffolk County Registry of Deeds on April 7, 2003 in Book 31073, Page 056.

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EXHIBIT B

INTENTIONALLY DELETED

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EXHIBIT C

ESCROW PROVISIONS

The Deposit and any other sums (including, without limitation, any interest earned thereon) which the parties agree shall be held in escrow (herein collectively called the “Escrow Deposits”), shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

1.                                      The Escrow Agent shall invest the Escrow Deposits in government insured interest-bearing instruments reasonably satisfactory to both Buyer and Seller and shall promptly provide Buyer and Seller with confirmation of the investments made.  Because Escrow Agent is not itself a bank, it may commingle the Escrow Deposits with other escrow deposits in a trust account in order to facilitate placing the Escrow Deposits in a segregated interest bearing account and to disburse the Escrow Deposits once they have been removed from said segregated interest bearing account in accordance with the terms of this Agreement, but shall not otherwise commingle the Escrow Deposits with any funds of the Escrow Agent or others.

2.                                      Notwithstanding any provision herein to the contrary, if Buyer terminates this Agreement at any time during the Due Diligence Period, Escrow Agent shall deliver the Escrow Deposits to Buyer upon the unilateral direction of Buyer, without the consent of Seller, provided that Escrow Agent shall notify Seller in the event of such disbursement.

3.                                      After the expiration of the Due Diligence Period, if for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits, the Escrow Agent shall give written notice to the other party of such demand.  If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment.  If the Escrow Agent receives such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.

4.                                      If the Closing occurs, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date.

5.                                      The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for any Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.  Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent

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in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

6.                                      Buyer shall pay any income taxes on any interest earned on the Escrow Deposits.  Buyer represents and warrants to the Escrow Agent that its taxpayer identification number is                          .

7.                                      Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction.  Escrow Agent is either (x) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements).  Accordingly:

(a)                                 Escrow Agent is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction.  Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

(b)                                 Seller and Buyer shall furnish to Escrow Agent, in a timely manner, any information requested by Escrow Agent and necessary for Escrow Agent to perform its duties as Reporting Person for the Transaction.

(c)                                  Escrow Agent hereby requests Seller to furnish to Escrow Agent Seller’s correct taxpayer identification number.  Seller acknowledges that any failure by Seller to provide Escrow Agent with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by Law.  Accordingly, Seller hereby certifies to Escrow Agent, under penalties of perjury, that Seller’s correct taxpayer identification number is (Overlook Ridge Phase I, L.L.C.) 11-3682380  and 20-2760493 (Overlook Ridge Phase IB, L.L.C.)

(d)                                 Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.

8.                                      The provisions of this Exhibit C shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

[Remainder of page intentionally blank]

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EXHIBIT D

Form of Quitclaim Deed

[Will need separate Deeds for Phase I Property and Phase I B Property]

[Will need to be recorded in both Middlesex South District Registry of Deeds and Suffolk County Registry of Deeds]

QUIT CLAIM DEED

KNOW ALL MEN BY THESE PRESENTS THAT [OVERLOOK RIDGE PHASE I, L.L.C.]  [OVERLOOK RIDGE PHASE IB, L.L.C.], a Delaware limited liability company, each with an address c/o Prudential Real Estate Investors, Two Prudential Plaza, 180 North Stetson Street, Suite 3275, Chicago, Illinois 60601-6716 (“Grantor”), for and in consideration of the sum of $                      , and other good and valuable consideration paid by                           , a                                  with an address                                             (“Grantee”), the receipt and sufficiency of which are hereby acknowledged and confessed, by these presents does hereby GRANT, BARGAIN, SELL and CONVEY WITH QUITCLAIM COVENANTS, unto Grantee all of that certain lot, tract or parcel of land situated in Middlesex South and Suffolk Counties, Massachusetts, and being more particularly described in Exhibit “A” attached hereto and incorporated herein by reference for all purposes.

The conveyance is made together with and subject to, as the case may be, taxes and assessments not yet due and payable, all easements, covenants, rights and agreements and all other matters of record insofar as the same are in force and applicable.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, this Deed has been executed by Grantor as of                          , 2013  to be effective as of                          , 2013.

GRANTOR:

OVERLOOK RIDGE PHASE I, L.L.C., a Delaware limited liability company

By:
Marshall Tycher, Authorized Party

-OR-

OVERLOOK RIDGE PHASE IB, L.L.C., a Delaware limited liability company

By:
Marshall Tycher, Authorized Party

2

STATE OF	§
§
COUNTY OF	§

On                         , 2013, before me, the undersigned, a notary public in and for said State, personally appeared                                   , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

, Notary Public

My Commission Expires:

AFTER RECORDING RETURN TO:

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EXHIBIT E

FORM OF BILL OF SALE

[Provide separate Bill of Sale for each of Phase I and Phase IB]

THIS BILL OF SALE (this “Bill of Sale”), is executed as of                          , 2013 by [OVERLOOK RIDGE PHASE I, L.L.C.]  [OVERLOOK RIDGE PHASE IB, L.L.C.], a Delaware limited liability company (collectively, “Seller”) for the benefit of [INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER] (“Buyer”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of                          , 2013, by and between Buyer and Seller (as the same may have been amended, modified or assigned, the “Sale Agreement”), Seller agreed to sell to Buyer, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”).  Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, by deed of even date herewith, Seller conveyed the Real Property to Buyer; and

WHEREAS, in connection with the above described conveyance Seller desires to sell, transfer and convey to Buyer certain items of tangible personal property as hereinafter described.

NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has SOLD, TRANSFERRED, and CONVEYED and by these presents does hereby SELL, TRANSFER, and CONVEY to Buyer and Buyer hereby accepts all right, title and interest in and to all (a) all tangible personal property owned by the Seller that is used in the ownership, operation and maintenance of the Real Property, and (b) all books, records and files of the Seller relating to the Real Property or the Leases, but specifically excluding from the items described in both clauses (a) and (b), any Protected Information and any computer software that is licensed to the Seller (herein collectively called the “Personal Property”).

This Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Seller other than Seller’s Warranties (as defined in the Sale Agreement).

Seller’s liability under this Bill of Sale shall be limited as set forth in Section 4.3 of the Sale Agreement.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale to be effective as of the date first set forth hereinabove.

SELLER:

OVERLOOK RIDGE PHASE I, L.L.C., a Delaware limited liability company

By:
Marshall Tycher, Authorized Party

-OR-

OVERLOOK RIDGE PHASE IB, L.L.C., a Delaware limited liability company

By:
Marshall Tycher, Authorized Party

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EXHIBIT F

FORM OF ASSIGNMENT OF LEASES AND INTANGIBLE PROPERTY

[Provide Assignment for each of Phase I and Phase IB]

THIS ASSIGNMENT OF LEASES AND INTANGIBLE PROPERTY (this “Assignment”), is made as of                          , 2013 by and between [OVERLOOK RIDGE PHASE I, L.L.C.]  [OVERLOOK RIDGE PHASE IB, L.L.C.], a Delaware limited liability company (collectively, “Assignor”) and [INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER] (“Assignee”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of                          , 2013, by and between Assignee and Assignor (as the same may have been amended, modified or assigned, the “Sale Agreement”), Assignor agreed to sell to Assignee, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”).  Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee certain leases and rights to certain intangible property and that Assignor and Assignee shall enter into this Assignment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.                                      Assignment of Leases.  Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under the leases (“Leases”) with the tenants of the Real Property identified on Exhibit A attached hereto.  Assignee hereby accepts the foregoing assignment of the Leases and assumes the obligations with respect thereto as and to the extent provided in the Sale Agreement.

2.                                      Assignment of Intangible Property.  Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under the following, if and only to the extent the same may be assigned or quitclaimed by Assignor without expense to Assignor in excess of a nominal transfer fee:

(a)                                 the Leases; and

(b)                                 the Contracts; and

I                                           to the extent that the same are in effect as of the Closing Date, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property;

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(d)                                 any guaranties and warranties in effect with respect to any portion of the Real Property or the Personal Property as of the Closing Date; and

(e)                                  any right of Seller to the name “Overlook Ridge” or “Alterra at Overlook” (it being acknowledged and agreed by Buyer and Seller that Seller may have no right to use such name and Seller has not registered such name).

Assignee hereby accepts the foregoing assignment of the interests described in this Section 2 (collectively, the “Intangible Property”) and assumes the obligations with respect thereto as and to the extent provided in the Sale Agreement.

3.                                      Reservation of Benefits.  Notwithstanding anything to the contrary in this Assignment, to the extent that Assignor continues to have liability after the date hereof with respect to the Property, Assignor reserves and retains such benefits under the Leases and the Intangible Property as are necessary or desirable for Assignor to defend or protect itself with respect to or to assert any rights relating to any matter for which Assignor may continue to have liability from and after the date hereof; provided, however, said benefits reserved and retained by Assignor pursuant to this Section shall exist jointly with Assignee’s benefits under the Leases and Intangible Property, and such benefits may be enforceable by each of Assignor and Assignee to the extent of their respective liability or damages for any matters relating thereto.  Assignee and Assignor agree to cooperate with the reasonable requests of the other party in enforcing their respective benefits under the Leases and the Intangible Property to the extent such benefits are reserved by Assignor pursuant to the terms of this Section.

4.                                      Limitation on Liability.  Assignor’s liability under this Assignment shall be limited as set forth in Section 4.3 of the Sale Agreement.

5.                                      Miscellaneous.  This Assignment and the obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State in which the Real Property is located applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

6.                                      Severability.  If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

7.                                      Counterparts.  This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth hereinabove.

ASSIGNOR:

OVERLOOK RIDGE PHASE I, L.L.C., a Delaware limited liability company

By:
Marshall Tycher, Authorized Party

-OR-

OVERLOOK RIDGE PHASE IB, L.L.C., a Delaware limited liability company

By:
Marshall Tycher, Authorized Party

ASSIGNEE:

[INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER]

By:
Name:
Title:

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EXHIBIT G

FORM OF NOTICE TO TENANTS

[Provide separate notice for each of Phase I and Phase IB]

                                          , 2013

Re:	Notice of Change of Ownership of
Alterra at Overlook Ridge
11 Overlook Ridge Drive, Revere MA 02151

Ladies and Gentlemen:

You are hereby notified as follows:

That as of the date hereof, [OVERLOOK RIDGE PHASE I, L.L.C.] [OVERLOOK RIDGE PHASE IB, L.L.C.],  a Delaware limited liability company (collectively, “Seller”), has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”).

Future notices and rental payments with respect to your leased premises at the Property should be made to the New Owner in accordance with your lease terms at the following address:

If there is a security deposit with respect to your lease, it has been transferred to the New Owner and the New Owner shall be responsible for holding your security deposit in accordance with the terms of your lease and applicable laws.

We expect that New Owner or its property management agent will contact you shortly with respect to other information regarding New Owner, the Property and your lease.

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Sincerely,

OVERLOOK RIDGE PHASE I, L.L.C., a Delaware limited liability company

By:
Marshall Tycher, Authorized Party

-OR-

OVERLOOK RIDGE PHASE IB, L.L.C., a Delaware limited liability company

By:
Marshall Tycher, Authorized Party

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EXHIBIT H

FORM OF FIRPTA AFFIDAVIT

Overlook Ridge Phase I, L.L.C.

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by OVERLOOK RIDGE PHASE I, L.L.C. (“Seller”), Seller hereby certifies the following:

1.                                      Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

2.                                      Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Internal Revenue Code; and

3.                                      Seller’s U.S. employer taxpayer identification number is                                  ; and

4.                                      Seller’s office address is 751 Broad Street, Newark, New Jersey, 07102-3777  .

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Dated:                           , 2013.

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OVERLOOK RIDGE PHASE I, L.L.C., a Delaware limited liability company

By:
Marshall Tycher, Authorized Party

STATE OF	§
§
COUNTY OF	§

On                         , 2013, before me, the undersigned, a notary public in and for said State, personally appeared                              , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

, Notary Public

My Commission Expires:

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FORM OF FIRPTA AFFIDAVIT

Overlook Ridge Phase IB, L.L.C.

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by OVERLOOK RIDGE PHASE IB, L.L.C. (“Seller”), Seller hereby certifies the following:

1.                                      Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

2.                                      Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Internal Revenue Code; and

3.                                      Seller’s U.S. employer taxpayer identification number is                                  ; and

4.                                      Seller’s office address is 751 Broad Street, Newark, New Jersey, 07102-3777  .

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Dated:                           , 2013.

OVERLOOK RIDGE PHASE IB, L.L.C., a Delaware limited liability company

By:
Marshall Tycher, Authorized Party

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STATE OF	§
§
COUNTY OF	§

On                         , 2013, before me, the undersigned, a notary public in and for said State, personally appeared                                , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that, by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

, Notary Public

My Commission Expires:

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EXHIBIT I-1

FORM OF TITLE AFFIDAVIT

[Provide a separate Affidavit for each of Phase I and Phase IB]

Dated as of:                      , 2013

Title Order No.

The undersigned (“Owner’) hereby represents and warrants as follows to and for the benefit of Commonwealth Land Title Insurance Company (the “Title Company”):

1.                                      Representatives of Owner have reviewed the preliminary report/commitment with an effective date of                              , 2013 (the “Title Report”).

2.                                      To the knowledge of Owner, there are no unrecorded leases or occupancy agreements affecting the property described in Schedule A of the Title Report (the “Property”), or other parties in possession of the Property, except for leases with the tenants shown on Exhibit A attached hereto.

3.                                      To the knowledge of Owner, there are no unrecorded claims against the Property, nor any set of facts by reason of which Owner’s title to the Property might be disputed or questioned except for (a) the leases with the tenants shown on Exhibit A, (b) matters shown on the Title Report, (c) matters as disclosed on the survey previously delivered to the Title Company, and (d) current taxes not delinquent.  To the knowledge of Owner and except as aforesaid, Owner has been in peaceable and undisputed possession of the Property since title was acquired.

4.                                      Except as set forth on Exhibit B attached hereto:

(a)                                 within the last six (6) months, Owner has not (i) made, ordered or contracted for any construction, repairs, alterations or improvements to be made on or to the Property which have not been paid for in full, (ii) ordered materials for any such construction, repairs, alterations or improvements which have not been paid for in full, or (iii) attached any fixtures to the Property which have not been paid for in full; and

(b)                                 there are no outstanding or disputed claims for any work or item referred to in paragraph (a).

5.                                      To the knowledge of Owner, Owner has not received written notice of any violation of any covenants, conditions or restrictions of record affecting the Property and there are no disputes with any adjoining property owners as to the location of property lines, or the encroachment of any improvements.

All references herein to the “knowledge” of Owner or words of similar import shall refer only to the actual knowledge of Collete English Dixon, an officer of Prudential Investment

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Management, Inc. responsible for the Transaction, and Tom Smith, the asset manager employed by Prudential Investment Management, Inc. with primary responsibility for the Property and Ivan Baron, Partner and General Counsel of Roseland Property Company with primary responsibility for the Property, and shall not be construed to refer to the knowledge of any other officer, director, shareholder, employee, agent or representative of Owner, any direct or indirect owner of any beneficial interest in Owner, or any affiliate of any of the foregoing, or to impose or have imposed upon such individuals any duty to investigate the matters to which such knowledge, or the absence thereof, pertains.  There shall be no personal liability on the part of the aforementioned individuals arising out of any representations or warranties made herein.

This affidavit is made for the purpose of aiding the Title Company in determining the insurability of title to the Property, and to induce the Title Company to issue its policy of title insurance and for no other purpose.  This affidavit may be relied upon by the Title Company but may not be relied upon by any other person or entity.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, Owner has executed this affidavit as of the date first set forth above.

OVERLOOK RIDGE PHASE I, L.L.C., a Delaware limited liability company

By:
Marshall Tycher, Authorized Party

-OR-

OVERLOOK RIDGE PHASE IB, L.L.C., a Delaware limited liability company

By:
Marshall Tycher, Authorized Party

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EXHIBIT I-2

FORM OF GAP INDEMNITY

[Provide a separate Affidavit for each of Phase I and Phase IB]

Dated as of:                      , 2013

Title Order No.

Title Commitment Effective Date:                                 , 2013

WHEREAS, COMMONWEALTH LAND TITLE INSURANCE COMPANY (the “Title Company”) has been asked to issue its owner’s policy(ies) of title insurance in the aggregate amount of $149,200,000.00 in favor of [INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER] (“Buyer”) covering premises being acquired from [OVERLOOK RIDGE PHASE I, L.L.C.] [OVERLOOK RIDGE PHASE IB, L.L.C.], each a Delaware limited liability company (collectively, “Seller”), as more particularly described in Exhibit A attached hereto (the “Real Property”);

AND WHEREAS, the Title Company is unwilling to give title insurance coverage to Buyer with respect to the Real Property until the instruments under which Buyer acquires title are filed for record in the appropriate registry;

AND WHEREAS, the parties to the transaction have requested that the Title Company disburse amounts to Seller that the Title Company holds in escrow prior to such time as the deed for the Real Property is recorded in the applicable records of Middlesex South and Suffolk Counties, Massachusetts;

NOW, THEREFORE, it is agreed that in consideration of the Title Company issuing its title insurance policy to Buyer effective as of the date closing occurs without making exception therein to matters which may arise between the Title Commitment Effective Date referenced above (being the last effective date of the title insurance commitment issued by the Title Company in connection with Buyer’s title insurance) and the date the documents creating the interest being insured have been filed for record and which matters may constitute an encumbrance on or affect said title, Seller agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or objectionable matter to title caused by the acts of Seller, its agents or representatives which may arise or to be filed, as the case may be, against the Real Property during the period of time between the Title Commitment Effective Date referenced above and the date of recording of all closing instruments, and to hold harmless, and indemnify the Title Company against all expenses, costs, and reasonable attorneys’ fees, which may arise out of Seller’s failure to so remove, bond or otherwise dispose of any said liens, encumbrances or objectionable matters caused by the acts of Seller, its agents or representatives; provided, however, the Title Company shall use good faith and diligent efforts to cause all documents to be recorded as soon as possible but, in any event, no later than three (3) business days after the date hereof and Seller shall have no obligations or liability hereunder with respect to any objections to title which may arise or be filed after such three (3) business day period nor shall Seller have any

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obligations or liability hereunder with respect to any objections to title which may arise or be filed as a result of the acts or by permission of Buyer, its agents or representatives.

This indemnity is given to induce the Title Company to issue its policy of title insurance and for no other purpose.  This indemnity may be relied upon by the Title Company but may not be relied upon, and is not enforceable, by any other person or entity.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, Seller has executed this Gap Indemnity as the date first set forth above.

OVERLOOK RIDGE PHASE I, L.L.C., a Delaware limited liability company

By:
Marshall Tycher, Authorized Party

-OR-

OVERLOOK RIDGE PHASE IB, L.L.C., a Delaware limited liability company

By:
Marshall Tycher, Authorized Party

3

EXHIBIT J

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EXHIBIT K

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EXHIBIT L

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EXHIBIT M

EXCEPTIONS TO SELLER’S WARRANTIES

Liens on Personal Property

NONE

Notices of Litigation

Jovan Ventura v. Overlook Ridge, LLC Docket No. 1114 CV 344	Personal injury action by a tenant of Alterra IB at Overlook Ridge who claims she slipped and fell down stairs due to an accumulation of ice.	Settlement discussions are taking place.	Defense is being handled by Pru counsel

Crystal Evans v. Roseland Property Co and Roseland Property Management Co., d/b/a Alterra at Overlook Ridge

Discrimination claim filed with the US Department of Housing and Urban Development by a tenant at Alterra I at Overlook Ridge. Ms. Evans is wheelchair bound and requires the use of a ventilator and claims that management failed to reasonably accommodate her mobility impairment.

		Complaint and response served.	Defense being handled by Wilson, Elser, Moskowitz, Edelman & Dicker, LLP; appointed by insurance carrier.

Notices of Contract Defaults

NONE

Notices of Governmental Violations

NONE

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EXHIBIT N

INTENTIONALLY DELETED

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EXHIBIT O

RESTRICTION AGAINST CONDOMINIUM TEXT

(To be included in the Deed for Phase IB Property)

The Property shall hereafter be held, transferred, sold, leased and encumbered, conveyed, and occupied, subject to the covenants, conditions, and restrictions set forth in numbered paragraphs 1 through 7 immediately following (collectively, the “Restrictive Covenants”), each of which is for, and shall inure to the benefit of the Benefited Persons:

1.                                      From and after the date hereof through and including December 31, 2014 (a) no Condominium shall be created covering the Property, (b) no Condominium Conversion shall be affected or implemented, nor shall a Condominium Project be created, with regard to the units within the Property, and (c) no Master Deed shall be filed affecting the Property.

2.                                      In the event of the violation or breach of any of the Restrictive Covenants set forth in Paragraph 1 above, each Benefited Person shall have the right to prosecute a proceeding at law or in equity against the party or parties who have violated or are attempting to violate any of the Restrictive Covenants, to enjoin or prevent them from doing so, to cause such violation to be remedied, including without limitation, court costs and attorney fees in enforcing the Restrictive Covenants.  Without limiting the foregoing, any party or parties who now or hereafter owns or acquires fee title in or to any portion of the Property shall, and does hereby, to the fullest extent permitted by law, indemnify, defend and hold each Benefited Person harmless from and against any and all liabilities, damages, losses, claims, causes of action, suits, demands, charges, complaints, costs and expenses (including, without limitation, attorneys’ fees and costs of litigation), which any of the Benefited Persons may suffer, incur or be obligated to perform arising out of such party or parties breach or failure to strictly comply with the Restrictive Covenants set forth in Paragraph 1 above, including, without limitation, all liabilities, damages, losses, claims, causes of action, suits, demands, charges, complaints, costs and expenses arising or accruing as a result of any claims by subsequent owners of any portion of the Property (including owners of condominium units or owners of a cooperative, as the case may be) relating to (a) the development, design and construction of the Property and any defects, breaches of contract, errors, omissions, or negligence in connection therewith, or (b) any omissions, misrepresentations or misstatements in any conversion, condominium or cooperative documents. All remedies provided herein or at law or in equity shall be cumulative and not exclusive of any other remedy at law or in equity.

3.                                      The Restrictive Covenants are appurtenant to and run with the Property, and shall be binding and enforceable against all parties having any right, title or interest in the Property, and their respective heirs, successors and assigns, and shall inure to the benefit of each Benefited Person.

4.                                      Failure on the part of any Benefited Person to complain of any act or failure to act to enforce the Restrictive Covenants set forth in Paragraph 1 above, irrespective of how long such failure continues shall not constitute a waiver by any of the Benefited Persons of the right to strictly enforce any violation of the Restrictive Covenants.  Notwithstanding any provision hereof to the contrary, Grantor, in its sole discretion, may elect to waive, modify, amend, or

1

terminate any or all of the Restrictive Covenants; provided, however, that, no such waiver, modification, amendment or termination shall be effective unless the same is set forth in a writing executed by Grantor and such writing is filed with the County Recorder for the county in which the Property is located.

5.                                      If any term, covenant, condition or provision of the Restrictive Covenants, or the application thereof to any person, entity or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of the Restrictive Covenants or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

6.                                      Notwithstanding anything to contrary contained herein, no expiration of the restrictive covenants and no earlier termination of the restrictive covenants shall be deemed to waive or release any party from any prior breach of the Restrictive Covenants. The Restrictive Covenants shall expire on January 1, 2015 and from and after such date the Restrictive Covenants shall have no force and effect.

7.                                      As used in this Deed, the following terms shall have the following meanings:

(a)                                 “Benefited Person” means all of the following: (i) Grantor, (ii) any constituent entity or affiliate of Grantor and any partner, member, shareholder, officer, or director of any such constituent entity or affiliate of Grantor, and (iii) any other person or entity who has been designated as a “Benefited Person”, in a writing executed and delivered after the date hereof by either Grantor (or any successor or assign of Grantor) and filed for record with the County Recorder for the county in which the Property is located.

(b)                                 “Condominium” means a condominium as defined under Massachusetts General Laws Chapter 183A, or any similar statute or law which defines a condominium.

(c)                                  “Condominium Conversion” means the filing or recording with the applicable county clerk or county recorder, or other applicable state, municipal or local governmental entity or agency, of any document providing for the conversion of the Property to a Condominium Project.

(d)                                 “Master Deed” means a condominium plan as defined under Massachusetts General Laws Chapter 183A Section 8, or any similar statute or law which defines a condominium plan.

(e)                                  “Condominium Project” means any project all or a portion of which has located thereon a Condominium or a Condominium Conversion.

[end of Exhibit O]

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EXHIBIT P

Letter of Credit

Beneficiary:
OVERLOOK RIDGE PHASE IB, L.L.C.
c/o Prudential Real Estate Investors
7 Giralda Farms
Madison, New Jersey 07940	, 2013

To Whom It May Concern::

We hereby open in your favor and for the account of                                                                                         , a limited partnership (“Account Party”), our Standby Irrevocable Letter of Credit No.                                      (the “Credit”) for an aggregate amount of                                                                                                     Dollars ($                                          ), effective immediately and expiring at                         , [City], [State]                                         , with our close of business on                                   , 2013.

Funds are available against your sight draft(s) drawn on us together with a certification signed by your authorized representative certifying that you are entitled to draw on this Credit in accordance with the terms of the Purchase and Sale Agreement made effective January       , 2013 by and between Overlook Ridge Phase I, L.L.C., Overlook Ridge Phase IB, L.L.C. and Mack-Cali Realty Acquisition Corp., and the original copy of this Credit, presented to our                                      Office, located at                        , [City], [State].

We hereby engage with you that draft(s) drawn under and in compliance with the terms of this Credit will be duly honored upon presentation to the aforesaid office.

This Credit shall constitute a direct draw Credit and you shall not be required to give notice to, or make any prior demand or presentment to Account Party, with respect to the payment of any sum as to which a draw is made hereunder.

Our obligation under this Credit shall not be affected by any circumstances, claim or defense, real or personal, it being understood that our obligation shall be that of a primary obligor and not that of a surety, guarantor or accommodation maker and we hereby waive any right to defer honoring a draft.

This Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified or amplified by reference to any document, instrument or agreement referred to herein or in which this Credit is referred to or to which this Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

Unless otherwise stated this Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision) of the International Chamber of Commerce Publication No. 500.

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EXHIBIT Q

Release Deed

WHEN RECORDED, MAIL TO:

Amy Altshuler, Esq.

Lewis and Roca

40 North Central Avenue

Phoenix, Arizona 85004

RELEASE DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,                                  (“Grantor”), does hereby quitclaim to                                                       (“Grantee”), whose address is                                            all of the Grantor’s right, title and interest pursuant to that certain Purchase and Sale Agreement, dated January     , 2013 between Grantee and Grantor, in that certain real property located                                               more particularly described in Exhibit A attached hereto, and the improvements thereon and the personal property used in connection therewith.

Dated this          day of               , 2013.

“Grantor”

By

Name:

Title:

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EXHIBIT R

INTENTIONALLY DELETED

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